SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material under Rule 14a-12

C&J ENERGY SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 8, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of C&J Energy Services, Inc. to be held at 9:00 am, Central Daylight Time, on Monday, May 20, 2013, at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024.

The matters to be acted on at the Annual Meeting are set forth in the accompanying “Notice of Annual Meeting of Stockholders” and “Proxy Statement”. Additionally, we will report on C&J’s business and financial performance.

It is important that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit your voting instructions as soon as possible, either by completing, signing and mailing the enclosed proxy card or submitting your vote through the telephone or Internet voting procedures.

We hope you will be able to join us at our 2013 Annual Meeting of Stockholders.

Sincerely,

Joshua E. Comstock

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 8, 2013

To the Stockholders of C&J Energy Services, Inc.:

The 2013 Annual Meeting of Stockholders of C&J Energy Services, Inc. will be held on Monday, May 20, 2013, at 9:00 am, Central Daylight Time, at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024. At the Annual Meeting, we will consider and vote upon the following matters, which are further explained in the accompanying Proxy Statement:

(1)	The election of seven directors to serve until the 2014 Annual Meeting of Stockholders;

(2)	An advisory vote to approve the Company’s Named Executive Officer (as defined in the accompanying Proxy Statement) compensation; and

(3)	The ratification of the appointment of UHY LLP as the independent registered public accounting firm of C&J Energy Services, Inc. for the fiscal year ending December 31, 2013;

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, our management will report on our business and financial performance during the fiscal year 2012 and respond to your questions.

If you were a stockholder of C&J Energy Services, Inc. at the close of business on April 1, 2013, the record date for the Annual Meeting, you are entitled to vote at the Annual Meeting. A list of our stockholders of record will be available and may be inspected during normal business hours for a period of at least ten days prior to the Annual Meeting at the corporate headquarters of C&J Energy Services, Inc., located at 10375 Richmond Ave., Suite 1910, Houston, Texas 77042. The list of stockholders of record will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Your vote is important. Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or you may submit your vote through the telephone or Internet voting procedures.

By Order of the Board of Directors,

Theodore R. Moore

Executive Vice President, General Counsel & Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2013

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at www.proxyvote.com.

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Stock Ownership Guidelines	33
Tax Deductibility of Executive Compensation	33
Relation of Compensation Policies and Practices to Risk Management	33
Actions Taken For the 2013 Fiscal Year	33

REPORT OF THE COMPENSATION COMMITTEE	35

EXECUTIVE COMPENSATION	36
Summary Compensation Table	36
Grants of Plan-Based Awards for the 2012 Fiscal Year	37
Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table	38
Outstanding Equity Awards at 2012 Fiscal Year-End	39
Pension Benefits	40
Nonqualified Deferred Compensation	40
Potential Payments Upon Termination or Change in Control	40

DIRECTOR COMPENSATION	47

REPORT OF THE AUDIT COMMITTEE	49

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS	50
Proposal 1 – Election of Directors	50
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation	55
Proposal 3 – Ratification of the Appointment of UHY LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013	56

OTHER MATTERS	58

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	58

2012 ANNUAL REPORT	59

HOUSEHOLDING	59

ii

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (our “Board”) of C&J Energy Services, Inc. (“C&J” or the “Company”) for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

2013 ANNUAL MEETING DATE AND LOCATION

The Annual Meeting will be held at the Westin Houston Memorial City, 945 Gessner Rd., Houston, Texas, 77024, on Monday, May 20, 2013, at 9:00 am, Central Daylight Time, or at such other time and place to which the Annual Meeting may be adjourned.

DELIVERY OF PROXY MATERIALS

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the attached proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are being mailed together on or about April 17, 2013 to each of our stockholders entitled to notice of and to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	Proposal 1: The election of seven directors to serve until the 2014 Annual Meeting of Stockholders;

(2)	Proposal 2: An advisory vote to approve the Company’s Named Executive Officer (as defined herein) compensation; and

(3)	Proposal 3: The ratification of the appointment of UHY LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, our management will report on our business and financial performance during fiscal year 2012 and respond to your questions.

Who is Entitled to Vote at the Annual Meeting?

Only our stockholders as of 5:00 p.m., Central Daylight Time, on April 1, 2013, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, including any adjournment(s) or postponement(s) thereof. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable. On April 1, 2013, the Company had 54,027,476 shares of common stock, par value $0.01 (“Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each share of Common Stock you owned at 5:00 p.m., Central Daylight Time, on April 1, 2013, on each matter presented at the Annual Meeting.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

Most stockholders hold their shares through a bank, broker or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

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Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I Vote My Shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, on May 19, 2013.

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By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Daylight Time, on May 19, 2013.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it to the Company in the enclosed reply envelope.

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In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Mail. You may indicate your vote by completing, signing and dating your voting instruction form or other information forwarded by your bank, broker or other holder of record and returning it to such party in the manner specified in the provided materials.

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By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

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In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record. Please consult the voting instruction form or other information sent to you by your bank, broker or other holder of record to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I Revoke my Proxy?

Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	Submitting written notice of revocation to C&J Energy Services, Inc., 10375 Richmond Ave., Suite 1910, Houston, Texas 77042, Attn: Corporate Secretary, no later than May 17, 2013;

•	Submitting a later dated proxy with new voting instructions by mail, telephone or the Internet voting system; or

•	Attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with that entity’s procedures.

What is the Effect of Broker Non-Votes and Abstentions and What Vote is Required to Approve Each Proposal?

If you are a street name stockholder, you will receive instructions from your bank, broker or other holder of record describing how to vote your shares. If you do not instruct your bank, broker or other holder of record how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which banks, brokers and other stockholders of record do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other holder of record does not have discretion to vote on a particular matter, you have not given timely instructions on how the record holder should vote your shares and the record holder indicates that it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If you are a street name stockholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the holder of record will not be permitted to vote your shares with respect to Proposal 1—Election of Directors or Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation, and your shares will be considered “broker non-votes” with respect to these proposals. If you are a street name stockholder, and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3—Ratification of the Appointment of UHY LLP in its discretion.

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Proposal 1—Election of Directors: To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Neither withheld votes nor broker non-votes will have any effect on the outcome of the vote for directors.

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Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation: Approval of this proposal requires the affirmative vote of a majority of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding on our Company or our Board, and it will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3—Ratification of the Appointment of UHY LLP: Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “against” this proposal.

Our Board has appointed Joshua E. Comstock, Chairman of the Board and Chief Executive Officer, and Theodore R. Moore, Executive Vice President, General Counsel and Corporate Secretary, as the “Management Proxy Holders” for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the Management Proxy Holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the Management Proxy Holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the advisory vote to approve Named Executive Officer compensation; and

•	FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What is a Quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. In the absence of a quorum, the chairman of the Annual Meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the Annual Meeting from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who Will Bear the Cost of Soliciting Votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Broadridge Investor Communication Services (“Broadridge”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $5,500 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Stock.

May I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders or Nominate Individuals to Serve as Directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals for 2014 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2013

The Notice of Annual Meeting of Stockholders, this Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at www.proxyvote.com.

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate policies and practices that promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our stockholders.

Our Corporate Code of Business Conduct and Ethics (“Code of Conduct and Ethics”) provides basic principles and guidelines to assist our directors, officers, employees, contractors, agents and other representatives in complying with the legal and ethical requirements governing our business conduct. This Code of Conduct and Ethics is supplemented by our Financial Code of Ethics, which sets forth the ethical principles by which our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer / Controller and other senior financial and accounting officers are expected to conduct themselves when carrying out their duties and responsibilities. Any change to, or waiver from, the Financial Code of Ethics will be disclosed on our website within two business days after such change or waiver. Copies of the Code of Conduct and Ethics and the Financial Code of Ethics are available on our website at http://www.cjenergy.com/company-profile under the “Corporate Governance” heading. Stockholders may also obtain printed copies of these documents, free of charge, by contacting C&J Energy Services, Inc., 10375 Richmond Ave., Suite 1910, Houston, TX 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Other important corporate policies and practices include the following:

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Whistleblower Policy. In keeping with our commitment to the highest standards of ethical and legal conduct, and pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), our Policy for Complaint Procedures (also known as the “Whistleblower Policy”) sets forth established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding (a) financial reporting, accounting, internal accounting controls or auditing matters, (b) potential violations of applicable laws, rules and regulations or of the Company’s codes, standards, policies and procedures and (c) any other activities which otherwise may amount to unethical or improper conduct, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters, compliance matters and ethical matters. A copy of the Whistleblower Policy is available on our website at http://www.cjenergy.com/company-profile under the “Corporate Governance” heading, and a printed copy may also be obtained, free of charge, by contacting C&J Energy Services, Inc., 10375 Richmond Ave., Suite 1910, Houston, TX 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

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Related Persons Transaction Policy. Our Related Persons Transaction Policy provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholder owing more than 5% of the Company, and any immediate family members of any such person. As a general matter, we discourage such “related persons transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. Additionally, our Code of Conduct and Ethics restricts our directors, officers and employees from engaging in any business or conduct, or entering into any agreement or arrangement, that would give rise to an actual or potential conflict conflicts of interest. Under the Code of Conduct and Ethics, conflicts of interest occur when an individual’s private or family interests interfere in any way with the interest of the Company or its stockholders. Our Related Person Transaction Policy supplements our Code of Conduct and Ethics and is intended to assist us in complying with the disclosure obligations concerning certain related person transactions under the SEC rules. Please see “Transactions with Related Persons—Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions” for additional information regarding our Related Persons Transaction Policy.

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Insider Trading Policy. Our Insider Trading Policy provides guidelines to our directors, officers, employees, agents, advisors and consultants with respect to transactions in the Company’s securities for the purposes of promoting compliance with applicable securities laws. Integrity and fair dealing are fundamental to the way we do business and we believe that it is vitally important that we maintain the confidence of our stockholders and the public markets. Our commitment to integrity and fair dealing means that our directors, officers and employees do not misuse material, non-public information, or take personal advantage of such information, to the detriment of or unfair advantage over others who do not have that information. We are determined to preserve our reputation, and we take our obligation to prevent insider trading violations seriously.

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Anti-Hedging Policy. Our Anti-Hedging Policy prohibits our directors, officers, employees, agents, advisors and consultants from engaging in hedging, monetization and other speculative transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities. Such transactions are prohibited because they present the appearance of a “bet” against the Company. They also allow the holder to own the Company’s securities without the full risks and rewards of ownership, which potentially separates the holder’s interest from that of the Company and its other stockholders. Transactions involving Company-based derivative securities are also prohibited, whether or not entered into for hedging or monetization purposes. This policy supplements our Insider Trading Policy.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

General

Our Board currently consists of seven directors with three standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our Certificate of Incorporation provides that the Board shall consist of seven directors, unless otherwise specified or determined in the manner provided in our Bylaws, which in turn provide that the number of directors shall be fixed from time to time pursuant to a resolution of the Board.

The following table identifies the current members of the Board, the standing committees of the Board on which they serve, and the chairman of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees at its regularly scheduled meeting, typically following each annual meeting of stockholders. Additional information about each committee is set forth below under the heading “—Committees of Our Board.” Each committee has a charter, which is available on our website at http://www.cjenergy.com/company-profile under the “Corporate Governance” heading, and stockholders may obtain printed copies, free of charge, by sending a written request to C&J Energy Services, Inc., 10375 Richmond Avenue, Suite 1910, Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com. Biographies and other background information concerning each of our current directors, as well as our additional director nominee, are set forth below under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors.”

Name of Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Joshua E. Comstock(1)
Randall C. McMullen, Jr.(2)
Darren M. Friedman	*	*	*
James P. Benson(3)		*	**
Michael Roemer	**	*	*
H. H. “Tripp” Wommack, III	*	**	*
C. James Stewart, III(4)

*	Member
**	Chairman
(1)	Chairman of the Board and Chief Executive Officer
(2)	President, Chief Financial Officer and Treasurer
(3)	Mr. Benson has decided not to stand for re-election this year for personal reasons. The Nominating & Governance Committee has proposed, and the Board has approved, Ms. Adrianna Ma to replace the director position vacated by Mr. Benson, including his positions on the Compensation Committee and the Nominating & Governance Committee. Ms. Ma is included in the slate of nominees for election as directors listed below under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors.”
(4)	Mr. Stewart served on the Compensation Committee and the Nominating & Governance Committee through February 27, 2012. Mr. Stewart is not considered to be an independent director (as that term is defined by the rules and regulations of the NYSE and SEC) because of his ownership interest in certain of our suppliers. The NYSE rules require listed companies to have a fully independent Compensation Committee and Nominating & Governance Committee within one year of listing on the NYSE. Accordingly, upon expiration of the phase-in requirement on February 27, 2012, Mr. Stewart was removed from the Compensation Committee and the Compensation Committee’s size was reduced to four members. Further, Mr. Stewart was removed from the Nominating & Governance Committee and Messrs. Friedman and Wommack were appointed to the Nominating and Governance Committee and the Nominating and Governance Committee’s size was increased to four members.

In 2012, our Board met six times and each director attended at least 75% of the Board meetings and of the committees meetings on which that director served. Directors are encouraged but not required to attend our annual meetings of stockholders. Two of our non-employee directors attended our 2012 Annual Meeting of Stockholders.

Board Governance

We are committed to good corporate governance. Our Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, Directors’ Compensation and Stock Ownership Guidelines, and charters for the Audit Committee, Compensation Committee, and Nominating & Governance Committee, as well as those policies described under the heading “Corporate Governance.” Summaries of the Corporate Governance Guidelines and Directors’ Compensation and Stock Ownership Guidelines follow immediately below, and summaries of each committee charter are set forth below under the heading “—Committees of Our Board.” The Corporate Governance Guidelines and committee charters are available on our website at http://www.cjenergy.com/company-profile under the “Corporate Governance” heading. Stockholders may also obtain printed copies of these documents, free of charge, by contacting C&J Energy Services, Inc., 10375 Richmond Ave., Suite 1910, Houston, TX 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Corporate Governance Guidelines

On July 14, 2011, our Board adopted Corporate Governance Guidelines to provide a framework within which the Board, assisted by its committees, can conduct its business and fulfill its duties to our stockholders. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval. Among other matters, the Corporate Governance Guidelines include provisions concerning the following:

Director Qualification Standards

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Our Nominating & Governance Committee is responsible for evaluating candidates for nomination to our Board and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

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A majority of directors on our Board will be “independent” as defined by the rules of the NYSE. Each year, our Nominating & Governance Committee will review the relationships between us and each director and will report the results of its review to our Board, which in turn will determine which directors satisfy the applicable independence standards.

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Our Board’s size is fixed from time to time pursuant to our Certificate of Incorporation and Bylaws. Pursuant to our Certificate of Incorporation, there shall be seven directors on our Board, unless otherwise specified in, or determined in the manner provided in, our Bylaws. Pursuant to our Bylaws, the number of directors shall be fixed from time to time by our Board pursuant to a resolution of our Board. Our Board currently consists of seven directors.

Director Responsibilities

•	The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interests of us and our stockholders.

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Directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Chairman of the Board is responsible for establishing the agenda for each Board meeting. Attendance at Board and committee meetings is considered by our Nominating & Governance Committee in assessing each director’s performance.

•	Directors are encouraged but not required to attend the annual meeting of stockholders.

Director Access to Management and Independent Advisors

•	Directors have complete and unfettered access to our senior management and independent advisors.

•	Our Board has the right at any time to retain independent outside financial, legal or other advisors, without obtaining the approval of any officer in advance.

Chief Executive Officer Evaluation and Management Succession

•	Each year, our Nominating & Governance Committee leads our Board in the annual performance review of our management, including our Chief Executive Officer.

•	Our Nominating & Governance Committee is responsible for oversight relating to management and Board succession planning.

Annual Performance Evaluation, Director Orientation and Continuing Education

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Each of our Board and its committees annually conducts a self-evaluation to assess, and identify opportunities to improve, their respective performance. Our Nominating & Governance Committee leads our Board in its annual self-evaluation.

•	Our Nominating & Governance Committee is responsible for developing and annually evaluating orientation and continuing education programs for directors.

Directors’ Compensation Policy and Stock Ownership Guidelines

On February 11, 2013, our Board adopted the Directors’ Compensation and Stock Ownership Guidelines for all non-employee directors for the purpose of further aligning the directors’ interests with those of our stockholders. All non-employee directors are expected to maintain ownership of C&J common stock with a value of at least 1.5 times the notational value of the Company’s annual equity grant to those directors. For 2012, each of our non-employee directors received restricted stock equaling a $120,000 grant value. To count towards their ownership guidelines, non-employee directors must own their stock free and clear, with unexercised options and unvested restricted stock not counted. Non-employee directors must meet this requirement within five years of their initially being elected or appointed to the Board, commencing February 11, 2013. In addition, once a non-employee director has met the requirement, if the value of the stock held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our stock, such non-employee director shall have two years to remedy such shortfall. Please see “Compensation Disclosure & Analysis” and “Director Compensation” for additional information regarding the compensation paid to non-employee directors for service on our Board.

Board Leadership Structure

Our founder and Chief Executive Officer, Joshua E. Comstock, serves as Chairman of the Board. Each year, our Nominating & Governance Committee reviews whether this leadership structure is in our and our stockholder’s best interests, in light of its evaluation of the continuing ability of the incumbent Chairman and Chief Executive Officer to simultaneously execute such roles. At present, our Board does not believe there is any material corporate governance benefit to having an independent director serve as Chairman of the Board. The Board also believes its leadership structure is justified by the efficiencies of having the Chief Executive Officer serve in the role of Chairman of our Board due to Mr.  Comstock’s role in our founding.

Director Independence

As a public company, we are required to comply with the rules of the NYSE and are subject to the rules and regulations of the SEC, including Sarbanes Oxley. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. Rather than adopting categorical standards, our Board assesses director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE. After reviewing all relationships each director and director nominee has with the Company, including the nature and extent of any business relationships between the Company and such person, our Board has affirmatively determined that each of Messrs. Friedman, Benson, Roemer and Wommack and Ms. Ma have no material relationships with the Company and, therefore, are “independent” as defined under the applicable rules and regulations of the SEC and the NYSE. Neither Mr. Comstock, our Chief Executive Officer, nor Mr. McMullen, our President, is considered to be “independent” because of their respective employment positions with the Company. Additionally, Mr. Stewart is not considered to be “independent” because of his ownership interest in certain of our suppliers. Please read “Transactions with Related Persons-Related Person Transactions-Supply and Services Transactions” for additional information regarding Mr. Stewart’s relationship with certain of our suppliers.

Executive Sessions; Appointment of Lead Director

To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular board meetings or as otherwise determined to be necessary. In addition, because our non-employee directors include a director who is not considered “independent,” we hold at least one executive session meeting a year consisting of only independent directors. Our Board annually chooses a director (the “Lead Director”) to preside over its executive sessions. The Lead Director is responsible for preparing an agenda and leading the non-employee directors or independent directors, as the case may be, in executive session. On February 11, 2013, Mr. Friedman was appointed to serve as our Lead Director for 2013.

Board’s Role in Risk Oversight

In the normal course of business, we face a variety of risks and challenges. Our Board is actively involved in the oversight of risks that could affect us. Our Audit Committee is charged with oversight of our system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. Our Board will continue to satisfy its oversight responsibility through full reports from our Audit Committee chairman regarding our Audit Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. In addition, we have internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.

Board Diversity

Our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Our Nominating & Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. Our Board’s objective is to select individuals that have a demonstrated record of integrity, sound business judgment, leadership, objectivity, independence of mind and commitment. In selecting potential Board candidates, our Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective, personal and professional experiences, geography, gender, race and ethnicity, as well as the existing skill-set of our Board and the needs of our Company. We believe that this process has resulted in a Board that is comprised of highly qualified directors that reflect diversity as we define such concept. We discuss each of our directors’ qualifications and characteristics under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Nominees for Election.”

Our Nominating & Governance Committee factors the effectiveness of our diversity policy into its annual evaluation of our Board and its committees. Part of this review focuses on whether or not our Board includes the appropriate skills and characteristics that reflect a diverse, effective Board. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified as part of the process.

Committees of Our Board

As noted above, our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Audit Committee

Our Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. In particular, our Audit Committee has the following purposes pursuant to its charter:

•	oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	oversee our compliance with legal and regulatory requirements;

•	retain our independent registered public accounting firm;

•	oversee the qualifications, performance and independence of our independent registered public accounting firm;

•	oversee the performance of our internal audit function;

•	oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board have established;

•

provide an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal auditing department and our Board, always emphasizing that the independent registered public accounting firm is accountable to our Audit Committee; and

•	perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. Our Audit Committee meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant policies. In particular, our Audit Committee separately meets regularly with our Chief Financial Officer, Controller, our independent registered public accounting firm and other members of management. Our Audit Committee chairman routinely meets between formal committee meetings with our Chief Financial Officer, Controller and our independent registered public accounting firm. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of our Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

The current members of the Audit Committee are Messrs. Roemer (Chairman), Friedman and Wommack. We are required to have an audit committee consisting of at least three members, each of whom must meet certain independence standards established under the rules and regulations of the SEC and the NYSE. Our Board has determined that all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Roemer has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Roemer is an “audit committee financial expert” following a determination that Mr. Roemer met the criteria for such designation under the rules and regulations of the SEC. For information regarding Mr. Roemer’s business experience please read “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Director Biographies.”

The Audit Committee held seven meetings during 2012.

Compensation Committee

Our Compensation Committee is responsible for the oversight of risks relating to employment policies and our compensation and benefits systems. Pursuant to its charter, the purposes of the Compensation Committee are to:

•	review, evaluate, and approve our agreements, plans, policies and programs to compensate our corporate officers;

•

review and discuss with our management the “Compensation Discussion and Analysis” disclosures to be included in our proxy statement for the annual meeting of stockholders and determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•	produce a Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

•	otherwise discharge our Board’s responsibility relating to compensation of our corporate officers; and

•	perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with management (with the exception of compensation matters related to our Chief Executive Officer), and any counsel or other advisors it deems appropriate, the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final determination. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee is also responsible for approving all employment agreements related to our executive management team and approving recommendations regarding equity awards for all employees.

In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our directors. Our Compensation Committee establishes reviews and approves the compensation of our directors and makes appropriate adjustments based on their performance, duties and responsibilities and competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to:

•	Ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	Use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.

Under its charter, our Compensation Committee has the sole authority to retain, approve the fees and other retention terms of, and terminate the services of an independent compensation consultant or other experts to assist the Compensation Committee in fulfilling its responsibilities, including the evaluation of the compensation of our executive officers and directors. During 2012, the Compensation Committee continued its 2011 engagement of Pearl Meyer & Partners (“PM&P”), a national executive compensation consulting firm, to review and provide recommendations concerning the components of the Company’s executive compensation program. As further described below under the heading “Compensation Disclosure & Analysis—Role of Compensation Consultants in Setting 2012 Compensation,” PM&P assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in comparing our executive compensation program against the peer group each year. PM&P also assists the Compensation Committee in comparing our director compensation program and practices against those of our peers. PM&P performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has assessed the independence of PM&P in light of recent SEC rules and proposed NYSE listing standards and concluded that no conflict of interest exists that would prevent PM&P from independently representing the Compensation Committee.

The current members of the Compensation Committee are Messrs. Wommack (Chairman), Friedman, Benson and Roemer, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE. As previously noted, Mr. Benson has chosen not to stand for re-election upon expiration of his term at the Annual Meeting, and the Nominating & Governance Committee has proposed, and the Board has approved, Ms. Adrianna Ma to replace the director position vacated by Mr. Benson, including his position on the Compensation Committee, if elected. Our Board has determined that Ms. Ma satisfies the standards of independence established under the rules and regulations of the SEC and the NYSE.

The Compensation Committee held four meetings during 2012.

Nominating & Governance Committee

Our Nominating and Corporate Governance Committee is responsible for oversight relating to management and Board succession planning and stockholder recommendations for directors. Pursuant to its charter, the purposes of our Nominating & Governance Committee are to:

•

Assist our Board by identifying individuals qualified to become members of our Board and recommending director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	Recommend director nominees to our Board for each of its committees;

•	Advise our Board about the appropriate composition of our Board and its committees;

•	Advise our Board about and recommend to our Board appropriate corporate governance practices and assist our Board in implementing those practices;

•	Lead our Board in its annual review of the performance of our Board and its committees;

•	Direct all matters relating to the succession of our Chief Executive Officer; and

•	Perform such other functions as our Board may assign to our Nominating & Governance Committee from time to time.

In connection with these purposes, our Nominating & Governance Committee evaluates potential new members of our Board, actively monitors and advises the Board about appropriate corporate governance practices, evaluates director independence under the applicable standards, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

Our Nominating & Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking out candidates for recommendation to our Board. In considering candidates for our Board, our Nominating & Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by our Nominating & Governance Committee, as different factors may assume greater or lesser significance at particular times. Furthermore, the needs of our Board may vary in light of its composition, and our Nominating & Governance Committee’s perceptions about future issues and needs. However, while our Nominating & Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, our Nominating & Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether a prospective nominee has relevant business and financial experience, industry or other specialized expertise and or a high moral character.

Our Nominating & Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by our Nominating & Governance Committee or stockholder recommendations. Our Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, our Nominating & Governance Committee may consider previous experience as a member of our Board.

The current members of the Nominating & Governance Committee are Messrs. Benson (Chairman), Friedman, Wommack and Roemer, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE. As previously noted, Mr. Benson has chosen not to stand for re-election upon expiration of his term at the Annual Meeting, and the Nominating & Governance Committee has proposed, and the Board has approved, Ms. Adrianna Ma to replace the director position vacated by Mr. Benson, including his position on the Nominating & Governance Committee, if elected. Our Board has determined that Ms. Ma satisfies the standards of independence established under the rules and regulations of the SEC and the NYSE.

The Nominating & Governance Committee held two meetings during 2012.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board, our Lead Director or to any director in particular, by writing to:

C&J Energy Services, Inc.

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, no member of the Compensation Committee served as an officer or employee of the Company, nor did any member of the Compensation Committee have any relationship with the Company requiring disclosure herein. Additionally, none of our executive officers has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions

In accordance with the rules and regulations of the SEC, we maintain a Related Persons Transaction Policy that provides guidelines for the review of all transactions or arrangements involving the Company and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, or any immediate family members of any such person, to determine whether such persons have a direct or indirect material interest in the transaction. Such related persons transactions are also subject to our Code of Conduct and Ethics, which restricts our directors, officers and employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct and Ethics, conflicts of interest occur when private or family interests interfere, or appear to interfere, in any way with our interests. We have processes for reporting actual or potential conflicts of interests, including related person transactions, under both our Code of Conduct and Ethics and our Related Persons Transactions Policy. We are required to disclose each year in our proxy statement certain transactions between the Company and related persons, as well as our policies concerning related person transactions. Our Related Person Transaction Policy is intended to assist us in complying with the disclosure obligations concerning these transactions under the SEC rules.

Under the terms of our Code of Conduct and Ethics, our General Counsel is primarily responsible for developing and implementing procedures and controls to obtain information from our directors, officers and employees with respect to any proposed transaction or arrangement that may constitute a potential conflict of interest, including with respect to related person transactions. Our General Counsel is required to report to the Board any actual or potential conflict of interest involving a director or officer, or a member of such person’s immediate family, and the Board will determine whether the possible conflict of interest indeed constitutes a conflict of interest. Board approval is required prior to the consummation of any proposed transaction or arrangement that is determined by the Board to constitute a conflict of interest. Any director who has an interest in the transaction will be recused from the review and approval process.

Pursuant to our Related Persons Transactions Policy, the Audit Committee is required to review the material facts and either approve or disapprove, those related party transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any related person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). In determining whether to approve a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate with respect to the particular transaction:

•	The nature and extent of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	Whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	The importance of the transaction to the related person;

•	The importance of the transaction to us; and

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company.

Thereafter, on at least an annual basis, the Audit Committee is required to review and assess any ongoing transaction, arrangement or relationship with the related person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Audit Committee who is a related person with respect to the transaction will be recused from the review and approval process.

We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Code of Conduct and Ethics and Related Persons Transaction Policy. At the completion of the annual audit, our Audit Committee and our independent registered public accounting firm review with management, any insider and related person transactions and potential conflicts of interest. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.

Related Person Transactions

Supply and Services Transactions

Until December 1, 2012 we contractually purchased sand hauling services from Pinch Flatbed, Inc. (“Pinch”) and we currently purchase certain services from Pinch on a non-contractual basis. Pinch is a wholly owned subsidiary of PSI Frac Logistics, LLC (“PSI”), in which Mr. Pat Winstead, our former Vice President—Facilities and Infrastructure, and certain members of his immediate family held an aggregate 50% membership interest until the sale of their interest to an unaffiliated third-party in March 2012. Purchases from Pinch totaled $2.1 million for the first quarter of 2012 and $10.7 million for the year ended December 31, 2012.

We purchase certain transportation and logistical services from Sundance Services, Inc. (“Sundance”) on a non-contractual basis. Sundance is a private oilfield services company owned by Mr. Winstead and certain members of his immediate family. Purchases from Sundance totaled approximately $361,000 and $14,905 for the year ended December 31, 2012 and the first quarter of 2013, respectively. We plan to continue purchasing transportation and logistical services from Sundance in order to partially fulfill our logistical needs as such needs arise.

We purchase certain transportation and logistical services from JFS Trucking, LLC (“JFS”) on a non-contractual basis. During 2012, JFS leased less than 10% of its trucking fleet from Mr. Jeff Comstock, a brother of Mr. Josh Comstock, our Chief Executive Officer. Purchases from JFS totaled approximately $154,000 for the year ended December 31, 2012. Additionally, since 2011 we have purchased certain transportation and logistical services from Arepet Industries, LLC (“Arepet”). Beginning in 2013, JFS no longer leases a portion of its trucking fleet from Mr. Jeff Comstock, and such trucks are now leased by Arepet, constituting a minor part of Arepet’s aggregate trucking fleet. We plan to continue purchasing transportation and logistical services from both JFS and Arepet in order to partially fulfill our logistical needs as such needs arise.

We purchase controls and instrumentation equipment from Supreme Electrical Services, Inc., d.b.a. Lime Instruments (“Supreme”), on a non-contractual basis. Purchases from Supreme totaled approximately $1.5 million and $111,287 for the year ended December 31, 2012 and the first quarter of 2013, respectively. Stewart & Sons Holding Co. (“Stewart & Sons Holding”), which is wholly owned by C. James Stewart, III, a member of our Board, owns 50% of Supreme, with Mr. Stewart’s son owning 40% of Supreme and unaffiliated third parties owning the remaining 10%. Mr. Stewart serves as chairman of Supreme, and his son serves as president. We plan to continue our purchasing relationship with Supreme for the foreseeable future.

Additionally, we purchase blenders and hydration units from Surefire Industries, USA (“Surefire”) on a non-contractual basis. Purchases from Surefire totaled approximately $12.0 million and $639 for the year ended December 31, 2012 and the first quarter of 2013, respectively. Surefire is a joint venture company, 25% of which is owned by Stewart & Sons Holding, 25% of which is owned by Mr. Stewart’s son and the remaining 50% owned by Surefire Industries of Canada, an unaffiliated third party. Mr. Stewart is the chairman of Surefire and his son serves as president. We plan to continue our purchasing relationship with Surefire for the foreseeable future.

Other Transactions

JRC Investments, LLC, of which Mr. Comstock is the sole member, owns a personal aircraft that Mr. Comstock uses for personal and business travel. When Mr. Comstock uses the aircraft for business travel, we partially reimburse Mr. Comstock for certain costs associated with the business travel. We paid $281,000 and $38,000 for the year ended December 31, 2012 and the first quarter of 2013, respectively, to reimburse Mr. Comstock for business travel on his personal aircraft. These reimbursement costs and third party payments are included in selling, general and administrative expenses in our consolidated statement of operations. We believe that the costs and expenses associated with these reimbursements were substantially less than what Mr. Comstock could have obtained in an arm’s-length transaction and substantially less than the actual costs of such flights to Mr. Comstock.

On February 25, 2013, we and other co-defendants settled litigation related to a pre-IPO dispute with a former equity holder for $8.0 million. Of this amount, we paid $5.8 million, with the remaining $2.2 million being contributed by Mr. Josh Comstock, our Chief Executive Officer, Mr. Barry Beadle, the President of our subsidiary, Total E&S, Inc., and Hammond, Kennedy, Whitney & Company, Inc., the latter pursuant to an indemnification arrangement with us. Additionally, during 2012 we incurred approximately $465,000 of legal costs and expenses related to this lawsuit and related settlement, approximately $275,000 of which represent legal costs and expenses paid on behalf of Messrs. Comstock and Beadle.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and any person who owns more than 10% of our Common Stock are required by Section 16(a) of the Exchange Act to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, all filing requirements were met during the year ended December 31, 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our Common Stock beneficially owned as of April 5, 2013 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our Common Stock; (2) each of our Named Executive Officers, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned(2)	Acquirable within 60 Days(3)	Percent of Class Outstanding(4)
General Atlantic LLC(5)	5,248,508	—	9.7%
T. Rowe Price Associates, Inc.(6)	3,038,600	—	5.6%
Royce & Associates, LLC(7)	2,789,870	—	5.2%
Joshua E. Comstock(8)	4,802,799	1,847,479	8.9%
Randall C. McMullen, Jr.(9)	1,419,589	1,036,819	2.6%
Donald Gawick	46,772	—	*
Theodore R. Moore	125,794	60,001	*
Michael A. McCoy	36,003	13,334	*
Bretton W. Barrier(10)	374,934	365,834	*
Darren M. Friedman	15,085	3,667	*
James P. Benson	15,085	3,667	*
Michael Roemer	15,085	3,667	*
H. H. Wommack, III	15,085	3,667	*
C. James Stewart, III	15,085	3,667	*
Adrianna Ma(5)	—	—	—
Executive Officers and Directors as Group (17 persons)	6,990,427	3,188,468	12.9%

*	Represents less than 1% of the outstanding Common Stock.
(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is C&J Energy Services, Inc., 10375 Richmond Ave., Suite 1910, Houston, Texas 77042.
(2)	Reflects the number of shares beneficially held by the named person as of April 5, 2013, with the exception of the amounts reported in filings on Schedule 13G or Schedule 13D, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings. The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person and (b) any shares that could be purchased upon the exercise of options held by the named person as of April 5, 2013, or within 60 days after April 5, 2013. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.
(3)	Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of April 5, 2013, or within 60 days after April 5, 2013.
(4)

Based on 54,063,961 shares of Common Stock issued and outstanding as of April 5, 2013. Based on the number of shares owned and acquirable within 60 days at April 5, 2013 by the named person assuming no other person exercises options, with the exception of the amounts reported in filings on Schedule 13G, which amounts are based on holdings as of December 31, 2012, or as otherwise disclosed in such filings.
(5)	As reported on Schedule 13D/A as of July 23, 2012 and filed with the SEC on July 25, 2012. The shares for which General Atlantic LLC (“GA LLC”) is deemed to beneficially own and have shared voting and dispositive control are owned by GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), General Atlantic Partners 90, L.P. (“GAP LP”) and GAPCO GmbH & Co. KG (“GAPCO KG”). GA LLC is the general partner of GAPCO CDA and of General Atlantic GenPar, L.P., which is the general partner of GAP LP. GA LLC is also the managing member of GAPCO III and GAPCO IV. GAPCO Management GmbH (“GAPCO Management”) is the general partner of GAPCO KG. GAPCO CDA, GAPCO III, GAPCO IV, GAP LP, and GAPCO KG, (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Ms. Adrianna Ma is a Managing Director of GA LLC, by virtue of which she may be deemed to have shared voting and dispositive control of the shares owned by the GA Group. There are twenty-five managing directors of GA LLC. Ms. Ma disclaims beneficial ownership of such shares owned by the GA Group, except to the extent of her pecuniary interest therein. The address of the GA Group is c/o General Atlantic Service Company, LLC, 3 Pickwick Plaza, Greenwich, Connecticut, 06830.
(6)	As reported on Schedule 13G as of December 31, 2012 and filed with the SEC on February 13, 2013. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)	As reported on Schedule 13G as of December 31, 2012 and filed with the SEC on January 4, 2013. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(8)	Included in the shares indicated as beneficially owned by Mr. Comstock are 873,320 shares owned by Mr. Comstock in his individual capacity, 966,000 shares held by a trust for the benefit of Mr. Comstock, of which Mr. Comstock serves as trustee and of which he may be deemed to be the beneficial owner, 966,000 shares held by a trust for the benefit of Rebecca A. Comstock, of which Mr. Comstock serves as co-trustee and of which he may be deemed to be the beneficial owner, 150,000 shares owned by JRC Investments, LLC, of which Mr. Comstock may be deemed to be the beneficial owner in his capacity as the sole member of JRC Investments, LLC, and 1,847,479 options owned by Mr. Comstock in his individual capacity which are exercisable within 60 days of April 5, 2013.
(9)	Included in the shares indicated as beneficially owned by Mr. McMullen are 327,688 shares owned by Mr. McMullen in his individual capacity, 27,451 shares held by a trust for the benefit of Mr. McMullen, of which Mr. McMullen is the sole trustee and of which he may be deemed to be the beneficial owner, 27,451 shares held by a trust for the benefit of Tracy A. McMullen, of which Mr. McMullen is the sole trustee, and 1,036,818 options owned by Mr. McMullen in his individual capacity which are exercisable within 60 days of April 5, 2013.
(10)	Mr. Bretton W. Barrier resigned from his position as Chief Operating Officer effective as of October 31, 2012. In connection with Mr. Barrier’s resignation, we entered into a Separation Agreement with Mr. Barrier, pursuant to which, among other things, (a) the unvested portion of the options to acquire shares of common stock granted to Mr. Barrier pursuant to the C&J Energy Services, Inc. 2010 Option Plan and that certain Nonqualified Option Award Agreement dated December 23, 2010 between us and Mr. Barrier became fully vested and exercisable as of October 31, 2012 and (b) all vested options held by Mr. Barrier as of the October 31, 2012 remain outstanding and exercisable through June 30, 2013. All other unvested options and shares of restricted stock were forfeited. Please see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Mr. Barrier’s Separation Agreement” for additional information regarding Mr. Barrier’s termination and the Separation Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	6,265,436	$11.06	3,592,405
Equity compensation plans not approved by security holders	—	—	—

Total	6,265,436	$11.06	3,592,405

(1)	Consists of (i) 1,567,118 non-qualified options issued and outstanding under the C&J Energy Services, Inc. 2006 Option Plan (the “2006 Plan”), (ii) 4,620,888 non-qualified options issued and outstanding under the C&J Energy Services, Inc. 2010 Option Plan (the “2010 Plan”) and (iii) 77,430 non-qualified options issued and outstanding under the C&J Energy Services, Inc. Long-Term Incentive Plan (the “2012 LTIP”). There were also 748,398 shares of restricted stock issued and outstanding under the 2012 LTIP as of such date. On December 23, 2010, the 2006 Plan was amended to provide, among other things, that no additional awards will be granted under the 2006 Plan and on May 29, 2012, the 2010 Plan was amended to provide, among other things, that no additional awards will be granted under the 2010 Plan. Pursuant to the terms of the 2006 Plan and the 2010 Plan, if and to the extent an award originally granted pursuant to the 2006 Plan or the 2010 Plan, as applicable, is terminated by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, any and all shares of Common Stock associated with such award shall become available to be granted pursuant to a new award under the terms of the 2012 LTIP.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Joshua E. Comstock	43	Chairman of the Board and Chief Executive Officer
Randall C. McMullen, Jr.	37	President, Chief Financial Officer, Treasurer and Director
Donald J. Gawick	55	Chief Operating Officer
James H. Prestidge, Jr.	55	President—International Infrastructure Development
Theodore R. Moore	35	Executive Vice President, General Counsel and Corporate Secretary
John L. Dunn	55	Senior Vice President—Sales and Marketing
Everett M. Hobbs	50	Senior Vice President—Operations
William D. Driver	46	Senior Vice President—Hydraulic Fracturing
Michael A. McCoy	52	Senior Vice President—Coiled Tubing
Mark C. Cashiola	38	Vice President—Controller
Edward J. Keppler	48	President of Casedhole Solutions, Inc. (a wholly owned subsidiary)
Barry J. Beadle	41	President of Total E&S, Inc. (a wholly owned subsidiary)

Joshua E. Comstock	Mr. Comstock has served as our Chief Executive Officer and as one of our directors since he founded C&J in 1997; he was elected Chairman of the Board in February 2011. From December 2010 through October 2012, Mr. Comstock also held the position of President, before passing it to Mr. McMullen, our Chief Financial Officer. Prior to starting C&J, Mr. Comstock worked for J4 Oilfield Service, a test pump services company, where his primary responsibility was working in natural gas production as a service contractor for Exxon. Mr. Comstock began his career working as a foreman on several specialized natural gas pipeline construction projects. Through this experience, he gained extensive knowledge and understanding of the oil services industry.

Randall C. McMullen, Jr.	Mr. McMullen has served as our President since October 2012, and as our Chief Financial Officer and Treasurer and a member of our Board of Directors since joining us in August 2005. Prior to joining our company, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

Donald J. Gawick	Mr. Gawick has served as our Chief Operating Officer since October 2012. He served as President and Chief Executive Officer of Casedhole Solutions, Inc. (“Casedhole Solutions”) from March 2010 through June 2012, when we acquired Casedhole. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger Ltd. (“Schlumberger”), and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales, business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

James H. Prestidge, Jr.	Mr. Prestidge joined us in April 2013, as President-International Infrastructure Development. He comes to us with extensive international experience in the oil and gas services industry, and with a proven capability of managing operating and relationship issues in challenging governmental, regulatory and service environments globally. Prior to joining us, Mr. Prestidge served at Halliburton Energy Services (“Halliburton”) from January 1981 through his retirement in December 2012; he was in retirement at the time of his employment with us. Over the course of his career at Halliburton, Mr. Prestidge acted as, among other positions, Vice President-HSE and Service Quality (February 2011 through December 2012) in Houston, Texas where he was responsible for Halliburton’s global health, safety and environment program, as well as quality operations with over 70,000 employees in over 70 countries; Vice President-Asia Pacific Region (January 2010 through January 2011) in Kuala Lumpur, Malaysia where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Special Projects Iraq Development (January 2009 through December 2009) in Cairo Egypt, where he led negotiations and strategy related to the startup deployment of field operations and infrastructure in Iraq; Vice President-Africa Region (January 2007 through December 2008) in Cairo Egypt where he managed total operations for 12 product service lines and support functions throughout the region; Vice President-Production Enhancement (January 2003 through December 2006) in Houston, Texas where he was responsible for global production enhancement operations, including hydraulic fracturing and coiled tubing services; and Vice President—Southern Region (January 2001 through December 2002) in Houston, Texas. Mr. Prestidge received a B.S. in Mechanical Engineering from Texas A&M University and an Executive M.B.A. from The Wharton School at the University of Pennsylvania.

Theodore R. Moore	Mr. Moore has served as our Executive Vice President since October 2012 and as our General Counsel and Corporate Secretary since February 2011. Prior to that time, Mr. Moore practiced corporate law at Vinson & Elkins L.L.P. from 2002 through January 2011. Mr. Moore represented public and private companies and investment banking firms in numerous capital markets offerings and mergers and acquisitions, primarily in the oil and gas industry. Mr. Moore received a B.A. in Political Economy from Tulane University and a J.D. from Tulane Law School.

John L. Dunn	Mr. Dunn has served as our Senior Vice President—Sales & Marketing since October 2012. From July 2010 through October 2012, he served as Casedhole Solutions’ Vice President–Sales & Marketing. Mr. Dunn has over 30 years of oilfield experience, focused mainly in wireline sales and marketing. From 1979 through July 2010, Mr. Dunn held sales management positions in the U.S., the Middle East, Far East and in Europe working for Schlumberger. Mr. Dunn brings deep experience in sales force development and coordination, market analysis, and strategic planning to C&J. He graduated from Cornell University in 1979 with a B.S. in Mechanical Engineering.

Everett M. Hobbs	Mr. Hobbs has served as our Senior Vice President—Operations since March 28, 2013, having previously served as our Senior Vice President-Corporate Operational Development from October 2012 through March 28, 2013. Following our acquisition of Casedhole Solutions in June 2012 through October 2012, he served as Vice President—Operations for Casedhole Solutions. Mr. Hobbs joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer. Mr. Hobbs has over 30 years of experience in the oilfield service industry, the first fourteen of which were with Schlumberger in numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Mike grew a one-wireline unit and two-employee business based in Sonora, Texas into a 21-wireline unit business with 120 employees working out of five locations in Texas and New Mexico. In 2010 Mr. Hobbs sold E.M. Hobbs, Inc. and joined Casedhole Solutions.

William D. Driver	Mr. Driver has served as our Vice President-Hydraulic Fracturing since joining us in August 2007 through October 2012, at which point he was promoted to Senior Vice President-Hydraulic Fracturing. He is responsible for our hydraulic fracturing operations. Mr. Driver has 20 years of experience in the oil and gas industry. Prior to joining C&J, he worked for Halliburton in the capacity of equipment operator, service supervisor, field service quality coordinator, operations manager and camp manager from August 1990 to August 2007.

Michael A. McCoy	Mr. McCoy joined us as Vice President-Coiled Tubing in April 2012 and was promoted to Senior Vice President-Coiled Tubing in October 2012. He is responsible for our coiled tubing operations. Mr. McCoy has over 30 years of experience in the oil and gas services industry and has managed coiled tubing operations throughout the United States, working for Halliburton/Otis Engineering, BJ Services/Baker Hughes, Express Energy Services and Integrated Production Services, a division of Complete Production Services. From December 2008 through April 2012, Mike was employed by Integrated Production Services where he served as Area Region Manager for Coiled Tubing until the Complete Production Services and Superior Energy Services merger, at which point he was promoted to Region General Manager for the Northern Region. From April 2006 through December 2008, Mr. McCoy served as President of Coiled Tubing and Snubbing Service for Express Energy Services, a privately held company, having started both of these product lines for Express and grown them to multiple units and districts. Mr. McCoy has extensive experience operating in most of the shale plays in North America, and tremendous knowledge of coiled tubing and associated equipment, where many of his improvements to equipment are still used.

Mark C. Cashiola	Mr. Cashiola joined us in January 2011 as our Controller (chief accounting officer) and he was promoted to Vice President in July 2012. He has 14 years of U.S. GAAP and SEC reporting experience, the majority of which has been spent in the energy industry. Prior to joining C&J, Mr. Cashiola was Senior Controller for Precision Drilling Trust (“Precision”) beginning in late 2008 through 2010 and Assistant Controller for Grey Wolf, Inc., prior to its acquisition by Precision, from 2005 through late 2008. Mr. Cashiola began his career in public practice working for Arthur Andersen, L.L.P. and KPMG, L.L.P. for a combined six years, most recently as Audit Manager. He received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

Edward J. Keppler	Mr. Keppler has served as the President of Casedhole Solutions since October 2012, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through May 2010, where he gained over 20 years of wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager. He graduated from New Mexico State University with a B.S. degree in Mechanical Engineering in 1990.

Barry J. Beadle	Mr. Beadle has served as the President of Total E&S, Inc. (“Total”) since 2004, when he founded the company. Prior to our acquisition of Total in April 2011, Mr. Beadle also served as Total’s chief executive officer and as a member of its board of directors. Through Total, Mr. Beadle runs our equipment manufacturing business, whereby we manufacture hydraulic fracturing, coiled tubing, pressure pumping and other equipment used in the energy services industry, as well as provide equipment repair services and sell oilfield parts and supplies to third-party customers, in addition to meeting our own internal needs. Prior to founding Total, Mr. Beadle spent over ten years working in various roles for several oilfield equipment manufacturing, repair and refurbishment companies, including HydraRig/National Oilwell Varco, Texas Equipment and Stewart & Stevenson.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information about our compensation objectives and policies for the executives who served as our principal executive officer, our principal financial officer, our three most highly-compensated executive officers during fiscal year 2012, as well as one former highly-compensated executive officer, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This Compensation Discussion and Analysis provides a general description of our compensation program and specific information about its various components, which are largely base salaries, short- and long-term incentive and retention programs, retirement plans and health and welfare benefits.

The following individuals currently serve as executive officers of the Company and are collectively referred to as our “Named Executive Officers” throughout this Proxy Statement, including in the compensation tables set forth within this “Compensation Discussion and Analysis” and under the heading “Executive Compensation:”

•	Joshua E. Comstock—Chairman and Chief Executive Officer

•	Randall C. McMullen, Jr.—President, Chief Financial Officer, Treasurer and Director

•	Donald J. Gawick—Chief Operating Officer

•	Theodore R. Moore—Executive Vice President, General Counsel and Corporate Secretary

•	Michael A. McCoy—Senior Vice President, Coiled Tubing

Additionally, Mr. Bretton W. Barrier, our former Chief Operating Officer, is included as a Named Executive Officer for purposes of this Proxy Statement. Mr. Barrier resigned from his position as Chief Operating Officer effective October 31, 2012. A discussion of the separation agreement that we entered into with him in connection with that resignation is discussed below within the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

The Board appointed Mr. Donald J. Gawick as the Company’s new Chief Operating Officer effective October 31, 2012. As earlier noted, Mr. Gawick served as Casedhole Solutions’ President and Chief Executive Officer from March 2010 through June 2012, when we acquired Casedhole. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick serves as Chief Operating Officer of the Company under the terms of his current employment agreement with Casedhole Solutions dated as of March 24, 2010 (as amended by that certain First Amendment to Executive Employment Agreement dated December 27, 2010), thus portions of his compensation arrangements differ from those of our other Named Executive Officers and were not determined by our Board or Compensation Committee. Additional information about Mr. Gawick’s employment agreement is included throughout this “Compensation Discussion and Analysis,” section as well as under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Employment Agreements.”

At our 2012 Annual Meeting of Stockholders, approximately 97% of the votes cast approved on an advisory basis the compensation paid to our Named Executive Officers for the 2011 year. A majority of stockholders also expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented that recommendation. The Compensation Committee evaluated the results of last year’s advisory vote on executive compensation and the support expressed by stockholders, and the Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee’s independent compensation consultant, and review of data relating to pay practices of our compensation peer group. While each of these factors bore on the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, the Compensation Committee did not make any material changes to our compensation programs as a result of the “say on pay” vote in 2012, given the support stockholders expressed for our executive compensation programs.

Compensation Philosophy

Following our August 2011 initial public offering (the “IPO”), we have focused on designing a compensation program for our employees, including our Named Executive Officers, which includes a large component of incentive compensation based on our overall performance and the individual successes and contributions of our employees. Our Compensation Committee believes significant emphasis on stock-based compensation is appropriate because it effectively aligns the interests of our employees with those of our stockholders, providing incentive to our employees to focus on the long-term success of the Company and rewarding employees for enhancing our stock valuation. Historically, our equity-based compensation program focused solely on providing option awards to our employees, which only provided value to each holder in the event that our stock price increased over time, thus aligning the interests of our employees with those of our stockholders. Commencing in 2012, our Compensation Committee elected to adjust its executive compensation policies by approving the adoption of our 2012 Long-Term Incentive Plan, which provides for the grant of various stock-based awards to our officers, employees, consultants and non-employee directors. The 2012 LTIP provides the Compensation Committee with the flexibility to award restricted stock awards that vest over specific time periods to employees. The Compensation Committee wanted the ability to award restricted stock in addition to, or instead of, option awards, because (i) restricted stock awards are less dilutive than options, (ii) in the Compensation Committee’s opinion, restricted stock provided a more effective retention incentive and (iii) in the Compensation Committee’s opinion, restricted stock awards are in line with market practice. The 2012 LTIP is described in greater detail under the heading “—Components of 2012 Executive Compensation Program—Restricted Stock and Option Awards.”

Our Named Executive Officers are also eligible to receive bonus awards in the event our Compensation Committee determines that we achieved our strategic targets and that the individual executive made significant contributions to that success. We believe that such compensation elements communicate to our executives that they will be paid for performance and align the interests of our Named Executive Officers with our stockholders’ interests.

We expect that our Compensation Committee will persist to designing our executive compensation policies in a manner that allows us to continue to attract and retain individuals with the background and skills necessary to successfully execute our business strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with our stockholders, and to reward individual and overall success in reaching such goals. We expect that as we continue to expand our service lines and geographic presence we may also incorporate additional performance metrics and designated target goals into our compensation program for bonuses and equity-based compensation awards. We anticipate that our Compensation Committee will continue to work with its independent compensation consultant to assist in further tailoring our compensation program to that of a large scale, multinational public company within our industry.

In designing our executive compensation program, our Compensation Committee relies on three primary elements of compensation (in addition to other benefits): salary, cash bonus and long-term equity incentive awards. We believe that annual cash bonuses and equity-incentive awards are flexible in application and can be tailored to meet our compensation objectives, while still providing the executives with a performance-based incentive. The determination of an employee’s cash bonus will reflect our Compensation Committee’s assessment of the employee’s relative contribution to achieving or exceeding our annual, near-term goals. We anticipate that the determination of an employee’s long-term equity incentive awards will be based, in large part, on the employee’s demonstrated and expected contribution to our longer term performance objectives.

Objectives of Our Executive Compensation Program

The objectives of our compensation program are to keep compensation consistent with our strategic business and financial objectives and competitive within our industry, and to assure that we attract, motivate, and retain talented executive personnel.

Key Components of Our Executive Compensation Programs

Our compensation and benefits programs consist of the following key components, which are described in greater detail under the heading “—Components of 2012 Executive Compensation Program”:

•	Base salary;

•	Year-end cash bonus awards;

•	Restricted stock and/or options under our 2012 LTIP;

•	Severance and change in control benefits; and

•	Other benefits.

We maintain employment agreements with each of our Named Executive Officers, other than Mr. McCoy, and provide individual restricted stock and option agreements to each recipient of a restricted stock award or option award, respectively, that govern the terms and conditions of these compensation elements.

Role of Compensation C ommittee and Named Executive Officers in Setting 2012 Compensation

In advance of our IPO, our Board established an independent Compensation Committee with the authority to oversee our executive compensation program and to implement any formal equity-based compensation plans or policies that the committee deems appropriate for our employees, including our Named Executive Officers. Our Compensation Committee consults with certain of our executive officers regarding our compensation and benefit programs, other than with respect to such executive officer’s own compensation and benefits, but our Compensation Committee is ultimately responsible for making all compensation decisions for our Named Executive Officers.

Role of Compensation Consultants in Setting 2012 Compensation

Our Compensation Committee has the authority to engage a compensation consultant at any time if the committee determines that it would be appropriate to consider the recommendations of an independent outside source. During 2012, the Compensation Committee continued its 2011 engagement of Pearl Meyer & Partners (“PM&P”), an independent compensation consultant. PM&P reviewed both our executive compensation program and our non-executive director compensation program with respect to both 2011 and 2012 and produced year-end compensation reports for the Compensation Committee in December 2011 and December 2012, respectively. The Compensation Committee utilized PM&P’s most current report at the applicable time when making certain compensation decisions for the executives and the non-executive directors for the 2012 and 2013 years, although the Compensation Committee is responsible for all final decisions regarding compensation. The Compensation Committee does not use any particular formula or target a specific percentile of compensation at our peer companies when determining the Named Executive Officers’ compensation levels, and the information from PM&P is only one of the various factors that go into all compensation decisions. Please see “Information about Our Board and Its Committees-Committees of Our Board-Compensation Committee” for additional information concerning the Compensation Committee’s authority to engage a compensation consultant and its assessment of the independence of PM&P pursuant to SEC rules.

PM&P also provided the Compensation Committee with recommendations and advice during the process of selecting an appropriate peer group for compensation purposes. The Compensation Committee informed PM&P that its general criteria for selecting a peer group consisted of:

•	companies that are direct competitors for the same space, products and/or services;

•	companies that competed with us for the same executive team talent;

•	companies with a similar Standard Industry Classification code or in a similar sector;

•	companies that are most statistically related to us with similar revenue size;

•	companies that generally are subject to the same market conditions (or specifically, oilfield services companies); and

•	companies that are tracked similarly or which are considered comparable investments by outside analysts.

The Compensation Committee and PM&P determined that an appropriate peer group should consist of 10 to 15 companies. After consulting with management and analyzing the research completed by PM&P, the Compensation Committee determined that our peer group should consist of the following 14 companies:

• Basic Energy Services, Inc.	• Oil States International, Inc.

• Dresser-Rand Group Inc.	• Patterson-UTI Energy, Inc.

• Exterran Holdings, Inc.	• Pioneer Energy Services Corp.

• Helmerich & Payne, Inc.	• RPC, Inc.

• Key Energy Services, Inc.	• Superior Energy Services, Inc.

• Newpark Resources, Inc.	• Tesco Corporation

• Oceaneering International, Inc.	• TETRA Technologies, Inc.

Components of 2012 Executive Compensation Program

In anticipation of our IPO, we elected to enter into new employment agreements with Messrs. Comstock and McMullen in December 2010 to establish agreements that reflect the increased responsibilities associated with being the Chief Executive Officer and Chief Financial Officer of a publicly traded company. Our Board determined it was appropriate to enter into an employment agreement with Mr. Barrier at the same time we entered into new agreements with Messrs. Comstock and McMullen given that our significant growth over the past few years had resulted in a dramatic increase in Mr. Barrier’s duties and responsibilities and our IPO would further expand his role within our company. When Mr. Moore joined us in February 2011, we anticipated that he would also serve as a key executive at our company, and as such we elected to enter into an employment agreement with him that was similar in form to that of Mr. Barrier’s employment agreement. Additionally, in connection with our July 2012 acquisition of Casedhole Solutions, we assumed Casedhole Solutions’ existing employment agreement with its then President, Mr. Gawick. In October 2012, Mr. Gawick was promoted to serve as our Chief Operating Officer, with his assumed employment agreement continuing to govern the terms of his employment with us.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation that may be annually adjusted by the Compensation Committee. We generally do not adjust base pay for our Named Executive Officers based strictly on our performance, but take individual accomplishments and market trends into account as well. As such, base pay functions as an important counterbalance to incentive, discretionary, and equity compensation, all of which are generally contingent on our performance or success. The determination as to the reasonableness of a Named Executive Officer’s 2012 base salary has been made by our Compensation Committee, in consultation with PM&P, based on their collective extensive experience in the energy industry, and also with input from our Chief Executive Officer. The Compensation Committee reviews the base salaries for each Named Executive annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review consider individual and company performance over the course of that year. The total base salary received by each Named Executive Officer for 2012 is reported in “Executive Compensation—Summary Compensation Table”

For 2012, our Named Executive Officers’ base salaries were as follows: Mr. Comstock, $725,000; Mr. McMullen, $475,000; Mr. Gawick, $330,000; Mr. Moore, $300,000, Mr. McCoy, $210,000 and Mr. Barrier,

$350,000. These base salaries were set at levels that reflect the increase in duties and responsibilities of our Named Executive Officers resulting from the continued growth of our company. The salary amounts reported in “Executive Compensation—Summary Compensation Table” for each of Mr. Gawick and Mr. McCoy reflect amounts earned from their dates of hire (June 7, 2012 and April 9, 2012, respectively) to December 31, 2012. Additionally, Mr. Barrier resigned from his position as Chief Operating Officer effective October 31, 2012, thus the salary amounts reported for Mr. Barrier reflect amounts earned from January 1, 2012 through October 31, 2012.

Cash Bonus Awards

The employment agreements for Messrs. Comstock, McMullen, Gawick, Moore and Barrier provide for annual cash bonuses so long as we achieve certain targets established by our Compensation Committee. For 2012, the Compensation Committee determined to award annual cash bonuses to Messrs. Comstock, McMullen, Gawick and Moore based upon its assessment of our overall performance at the end of 2012 and each executive officer’s contribution to our overall performance. The Compensation Committee also discussed the annual cash bonuses with PM&P and requested their thoughts and recommendations regarding bonus target ranges that are set forth in the employment agreements. Mr. Barrier resigned from his position as Chief Operating Officer effective October 31, 2012 and, pursuant to the terms of the Separation Agreement, he received as part of his one-time severance payment, among other things, a lump sum cash payment in an amount equal to a pro rata portion of our annual cash bonus program for the 2012 calendar year.

The target bonus set for each Named Executive Officer for the 2012 year, as well as the actual payout amounts, are set forth below:

Name	Target Amount as Percentage of 2012 Salary	Actual Payment as Percentage of 2012 Salary	Actual Payment Amount ($)
Mr. Comstock	100-200%	200%	1,450,000
Mr. McMullen	100-200%	200%	950,000
Mr. Gawick(1)	25-50%	119%	222,463
Mr. Moore	50-100%	100%	300,000
Mr. McCoy(2)	25-50%	99%	152,000
Mr. Barrier(3)	75-150%	100%	291,667

(1)	Mr. Gawick joined us on June 7, 2012, thus the salary amount reported for Mr. Gawick for purposes of this calculation reflects amounts earned from his date of hire to December 31, 2012. Mr. Gawick’s bonus was determined pursuant to Casedhole Solution’s bonus plan, of which he served as President through October 2012, and reflects that Casedhole Solutions exceeded the target measures under that plan.
(2)	Mr. McCoy joined us on April 9, 2012, thus the salary amount reported for Mr. McCoy for purposes of this calculation reflects amounts earned from his date of hire to December 31, 2012.
(3)	Mr. Barrier resigned from his position as Chief Operating Officer effective as of October 31, 2012, thus the salary amount reported for Mr. Barrier for purposes of this calculation reflect amounts earned from January 1, 2012 through October 31, 2012. Pursuant to the terms of the Separation Agreement, Mr. Barrier received as part of his one-time severance payment, among other things, a lump sum cash payment of $291,667, which represents a pro rata portion of our annual cash bonus program for the 2012 calendar year.

Bonus payments, if any, will typically be paid between December 15 of the applicable bonus year and March 15 of the year following the applicable bonus year. In the event that any executive is terminated for cause in advance of the bonus payment date, however, such executive would forfeit any right to receive a bonus for that year.

Restricted Stock and Option Awards

During 2012 we granted shares of restricted stock and options to compensate our Named Executive Officers pursuant to the terms of the 2012 LTIP. On April 5, 2012, the Compensation Committee approved the 2012 LTIP and elected to defer the granting of 2012 equity compensation to our executive officers and non-employee directors until the 2012 LTIP was effective, following receipt of shareholder approval at our 2012 Annual Meeting of Stockholders. Upon such receipt, our Compensation Committee elected to grant shares of restricted stock and options under our 2012 LTIP to our executive officers, with restricted stock constituting 90% of each executive’s aggregate grant date value and options constituting 10% of each executive’s aggregate grant date value. Following consultation with PM&P, the Compensation Committee determined that such allocation between restricted stock and options was reasonable given that options constituted 100% of all prior year annual equity compensation to executive officers. Accordingly, on June 19, 2012, the Compensation Committee granted (i) 29,583 options and 155,787 shares of restricted stock to Mr. Comstock, (ii) 17,034 options and 89,705 shares of restricted stock to Mr. McMullen, (iii) 3,167 options and 16,675 shares of restricted stock to Mr. Gawick, (iv) 6,610 options and 34,809 shares of restricted stock to Mr. Moore, (v) 1,900 options and 10,005 shares of restricted stock to Mr. McCoy and (vi) 3,167 options and 16,675 shares of restricted stock to Mr. Barrier. Mr. Barrier forfeited this award of options and restricted stock in its entirety upon his resignation because all of it was unvested. The per share exercise price of each of the options and the fair market value of each share of the restricted stock granted to the Named Executive Officers was set at $18.89, which represents the closing price of the Company’s common stock on the NYSE on the grant date for the awards.

The restricted stock awards granted to our Named Executive Officers in 2012 under the 2012 LTIP vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the grant date, with accelerated vesting upon certain terminations of employment as described in greater detail below in “—Potential Payments Upon Termination or Change in Control.” Similarly, the option awards granted to our Named Executive Officers in 2012 under the 2012 LTIP have a ten year term and vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the option’s grant date. Vesting for the options will accelerate upon certain terminations of employment, however, as described in greater detail below in “ Executive Compensation—Potential Payments Upon Termination or Change in Control.” Please see “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2012 Fiscal Year” for additional detail concerning the awards of restricted stock and option to our Named Executive Officers during 2012.

Prior to the adoption of the 2012 LTIP, all options granted to our Named Executive Officers were granted under the 2006 Plan and the 2010 Plan. During 2012, Mr. McCoy was awarded a sign-on grant at the commencement of his employment with us of 40,000 options with a per share exercise price of $18.76 under the 2010 Plan. Prior to 2012, Messrs. Comstock, McMullen and Barrier were each awarded options under the 2006 Plan, all of which are currently vested, and Messrs. Comstock, McMullen, Moore and Barrier were each awarded options under the 2010 Plan. The option awards granted to Mr. McCoy in 2012 under the 2010 Plan have a ten year term and vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the option’s grant date, with accelerated vesting if there is a change in control (as such term is defined in the 2010 Plan).

For purposes of valuing the option and restricted stock awards that we have granted to our Named Executive Officers, we are required to report the grant date fair value of awards under specific accounting principles within the tables included under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—Grants of Plan-Based Awards for the 2012 Fiscal Year”. The accounting valuations, however, may not provide an accurate account of the current settlement value of the outstanding option and restricted stock awards. The values assigned to the portion of the “Option Awards” column and the “Stock Awards” column of the “Summary Compensation Table” (included under the heading “Executive Compensation”) that relate to equity grants are based upon certain long-term assumptions and not on the value that each Named Executive Officer actually received during 2012 or may receive in the future.

We expect that our Named Executive Officers will continue to receive annual equity-based compensation awards in order to maintain a strong tie between our executive’s interests and those of our stockholders. We expect future annual equity-based compensation grants will be targeted within the market norms of our peer group for similar annual grants, with the purpose of rewarding past contributions, recognizing increased responsibility and incentivizing future performance. We anticipate that such grants will occur during the first quarter of each year.

Severance and Change in Control Benefits

We believe it is important that Messrs. Comstock, McMullen, Gawick and Moore focus their attention and energy on our business without any distractions regarding the effects of a termination that is beyond their control or our change in control. Therefore, their employment agreements each provide that they will be entitled to receive severance benefits and certain accelerated vesting of their restricted stock and options in the event their employment is terminated under certain circumstances. Specifically, all payment obligations to Messrs. Comstock, McMullen and Moore associated with a change in control are “double trigger” payments, which require termination of employment within the two years following a change in control to receive the benefit. Our Board believed that a double trigger payment was more appropriate than a single trigger payment (where a payment is made upon the occurrence of a change in control alone) because it financially protects the employee if he is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated. Mr. Gawick’s employment agreement, which we assumed in connection with the acquisition of Casedhole Solutions, has a single trigger payment. The Board will continue to review Mr. Gawick’s employment agreement and may make changes in the future in order to better align Mr. Gawick’s employment agreement with those our other employment agreements. For more detailed information regarding our severance and change in control benefits, please read “Executive Compensation—Potential Payments upon Termination or Change in Control.”

As noted earlier, at the time of his resignation Mr. Barrier also had an employment agreement, but it was replaced and superseded in its entirety by the Separation Agreement. The payments and benefits provided to Mr. Barrier pursuant to the Separation Agreement are in lieu of any other compensation whatsoever, and other than as expressly set forth in the Separation Agreement, no other severance or termination benefits were paid to Mr. Barrier as a result of his resignation or the termination of his employment agreement.

Other Benefits and Policies

Each of our Named Executive Officers is provided with certain perquisites, including the use of a company-owned vehicle or an annual automobile allowance and a health care subsidy. As more fully described in the section titled “Transactions with Related Persons—Related Person Transactions—Other Transactions,” Mr. Comstock owns a personal aircraft that Mr. Comstock uses for personal and business travel. We partially reimburse Mr. Comstock for the expenses associated with business travel. In the event that Mr. Comstock’s family accompanies him on one of these business-related trips, the amounts that we reimburse Mr. Comstock with respect to his family’s travel costs are reported as compensation to Mr. Comstock in the “All Other Compensation” column of the “Summary Compensation Table,” which is included under the heading “Executive Compensation.” Other benefits received by each of our Named Executive Officers for the fiscal year ended December 31, 2012 are also disclosed in the “Summary Compensation Table.”

We do not maintain a defined benefit or pension plan for our executive officers or other employees because we believe such plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We, therefore, maintain a retirement plan, or the 401(k) Plan, that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code. Following the completion of one year of service plus an additional required waiting period, we offer matching contributions for each of our employees, including our Named Executive Officers, up to 4% of their qualifying compensation each year, subject to certain limitations imposed by the Code. Amounts of the matching contributions to the 401(k) Plan during 2012 on behalf of our Named Executive Officers are disclosed in the Summary Compensation Table.

Stock Ownership Guidelines

Following consultation with PM&P, we have elected not to adopt formal stock ownership guidelines for our Named Executive Officers as each such executive officer currently holds a substantial equity position in the Company.

Tax Deductibility of Executive Compens ation

As part of its role in determining the amounts and type of compensation to grant to our named executive officers, the Compensation Committee gives some consideration to the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct certain compensation in excess of $1,000,000 that is paid to our chief executive officer or our three most highly compensated officers (other than our chief financial officer) unless the compensation is performance-based within the meaning of Section 162(m) of the Code. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation, and prefer to maintain flexibility in how we compensate our executive officers that may result in limited deductibility of amounts of compensation from time to time.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, at this time our Compensation Committee retains a significant amount of discretion with respect to the compensation packages of our Named Executive Officers, which we believe prevents management from entering into actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program that our general employee population is eligible to receive does not entice the employees to take unnecessary risks in their day to day activities.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards, subjecting such rewards to forfeiture for terminations, and subjecting such awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our Named Executive Officers, are reasonably likely to have a material adverse effect on us.

Actions Taken For the 2013 Fiscal Year

On December 17, 2012, the Compensation Committee approved adjustments to the base salaries and bonus targets for Messrs. Comstock, McMullen, Gawick and Moore for 2013. The Compensation Committee reviewed the company’s 2012 performance and the individual contributions that each Named Executive Officer made to the company for 2012. The Compensation Committee also discussed base salary and bonus targets with PM&P, and requested that PM&P provide the Compensation Committee with its recommendations or thoughts regarding base salary and bonus target levels that were in such Named Executive Officer’s current employment agreements in comparison to the base salary and bonus target levels of similarly situated executives at companies within our peer group. Based upon the studies conducted by PM&P at the end of the 2012 year, our Named Executive Officers’ base salaries were on average at or below the market median (with the exception being Mr. McMullen, who has operational responsibilities that place a premium on his value to us, and who was estimated to be above the market medium with respect to his base salary).

After considering market analysis with respect to executive base salaries within our peer group and individual responsibilities and contributions to the company, the Compensation Committee determined that the base salaries of Messrs. Comstock, McMullen, Gawick and Moore should be set at the following levels beginning on January 1, 2013: Mr. Comstock, $740,000; Mr. McMullen, $485,000; Mr. Gawick, $375,000; and Mr. Moore, $325,000. Target bonus levels for each of the Named Executive Officers were set at the following levels for the 2013 year: Mr. Comstock, 100-200% of 2013 base salary; Mr. McMullen, 100-200% of 2013 base salary; Mr. Gawick, 75-150% of 2013 base salary; and Mr. Moore, 50-100% of 2013 base salary.

On February 11, 2013, the Compensation Committee granted the Company’s 2013 annual equity incentive to our officers, employees and non-employee directors. Following consultation with PM&P, the Compensation Committee elected to grant all 2013 equity compensation in the form of restricted stock grants. The Compensation Committee granted (i) 138,033 shares of restricted stock to Mr. Comstock; (ii) 79,485 shares of restricted stock to Mr. McMullen; (iii) 30,097 shares of restricted stock to Mr. Gawick; (iv) 30,984 shares of restricted stock to Mr. Moore; and (v) 4,222 shares of restricted stock to Mr. McCoy. The fair market value of the restricted stock granted to our Named Executive Officers is $23.69 per share, which represents the closing price of our Common Stock on the NYSE on the date of grant. These restricted stock awards vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the grant date, with accelerated vesting upon certain terminations of employment as described in greater detail below under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

REPORT OF THE COMPENSATION COMMITTEE

During the last fiscal year, and this year in preparation for the filing of C&J Energy Services, Inc.’s Proxy Statement with the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of C&J Energy Services, Inc.:

•	reviewed and discussed the disclosure set forth under the heading “Compensation Discussion and Analysis” with management; and

•

based on the reviews and discussions referred to above, recommended to the Board of Directors that the disclosure set forth under the heading “Compensation Discussion and Analysis” be included in C&J Energy Services, Inc.’s Proxy Statement and incorporated into its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted by the Compensation Committee of the Board of Directors,

H. H. Wommack, III (Chairman)

Darren M. Friedman

James P. Benson

Michael Roemer

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2010, 2011 and 2012 fiscal years by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Joshua E. Comstock	2010	284,750	1,785,000	—	11,149,535	23,195		13,242,480
Chairman and Chief Executive Officer	2011	625,000	1,578,000	—	5,275,440	53,849		7,532,289
	2012	725,000	1,450,500	2,942,820	326,980	65,907		5,511,207

Randall C. McMullen, Jr.	2010	190,564	1,725,000	—	7,997,137	18,816		9,931,517
President, Chief Financial	2011	450,000	903,000	—	3,836,684	118,223		5,307,907
Officer, Treasurer and	2012	475,000	950,500	1,694,520	188,280	38,760		3,347,060
Director

Donald J. Gawick	2012	186,639	222,963	315,000	35,000	13,853		773,456
Chief Operating Officer

Theodore R. Moore	2011	229,167	177,500	—	2,185,133	18,979		2,610,779
Executive Vice President, General Counsel and Corporate Secretary	2012	300,000	300,500	657,540	73,060	35,467		1,366,567

Michael McCoy	2012	153,770	152,250	189,000	513,904	22,584		1,031,508
Sr. Vice President-Coiled Tubing

Bretton W. Barrier(6)	2010	187,824	187,424	—	3,152,399	24,595		3,552,242
Former Chief Operating Officer	2011	325,000	378,000	—	1,918,342	28,362		2,649,704
	2012	291,667	—	315,000	35,000	3,439,476	(6)	4,081,143

(1)	Mr. Gawick joined us on June 7, 2012 and Mr. McCoy joined us on April 9, 2012, thus the salary amounts reported for each of Mr. Gawick and Mr. McCoy during 2012 reflect amounts earned from their respective dates of hire to December 31, 2012. Mr. Barrier resigned from his position as Chief Operating Officer effective October 31, 2012, thus the salary amounts reported for Mr. Barrier during 2012 reflect amounts earned from January 1, 2012 through October 31, 2012.
(2)	The amounts in this column for the 2012 year reflect amounts earned for the 2012 year under the annual cash bonus component of our Named Executive Officers’ employment agreements, as well as a holiday bonus of $500 for Messrs. Comstock, McMullen, Gawick and Moore and $250 for Mr. McCoy.
(3)	The amounts in this column represent the aggregate grant date fair value of each restricted stock award computed in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC for additional information.
(4)	The amounts in this column represent the aggregate grant date fair value of each option award computed in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC for a discussion of the assumptions used in determining the aggregate grant date fair value of these awards. As more fully discussed within the “Compensation Discussion and Analysis” section above, these values do not necessarily reflect the value that each Named Executive Officer actually received during the applicable year, and actual values will not be determinable until the awards become vested and the Named Executive Officer exercises the award.

(5)	The amounts in this column for the 2012 year include the following payments to each of the Named Executive Officers: (i) for subsidized healthcare, life and disability insurances, $14,797 to Mr. Comstock, $14,788 to Messrs. McMullen and Moore, $4,016 to Mr. Gawick, $10,883 to Mr. McCoy and $12,360 to Mr. Barrier; (ii) $9,800 for company matching contributions to each person’s 401(k) Plan accounts, excluding Messrs. Gawick and Moore, who received $5,391 and $6,000, respectively, and excluding Mr. McCoy who was not eligible to receive company matching contributions during 2012; (iii) $12,891, $13,640, $4,306, $13,640, $11,321 and $8,800 for Messrs. Comstock, McMullen, Gawick, Moore, McCoy and Barrier, respectively, for automobile allowances and related fuel and maintenance costs; and (iv) $28,119 for Mr. Comstock for the amounts of income that we imputed to Mr. Comstock during 2012 for the accompaniment of family members on business trips (while no additional direct operating costs with respect to the personal use of Mr. Comstock’s airplane is incurred in such situations, the value of personal use of the aircraft is imputed as income to him).
(6)	The amounts reflected in this column for Mr. Barrier for 2012 reflect payments made pursuant to the terms and conditions of the Separation Agreement entered into with Mr. Barrier, under which Mr. Barrier received a lump sum cash payment of $452,090, which included (i) $291,667, representing an accelerated payment of a pro rata portion of Mr. Barrier’s annual cash bonus program for the 2012 calendar year; (ii) $146,712, equaling Mr. Barrier’s base salary for the period beginning on November 1, 2012 and ending on March 31, 2013; and (iii) $5,666 representing five times the Company’s share of the monthly cost to provide medical benefits to Mr. Barrier and his eligible dependents as a subsidized COBRA coverage. Additionally, (a) the unvested portion of the options to acquire shares of common stock granted to Mr. Barrier pursuant to the 2010 Plan and that certain Nonqualified Option Award Agreement dated December 23, 2010 became fully vested and exercisable as of October 31, 2012 and (b) all vested options held by Mr. Barrier as of October 31, 2012 will remain outstanding and exercisable through June 30, 2013.

Grants of Plan-Based Awards for the 2012 Fiscal Year

Name	Grant Date	All Other Stock Based Awards: Number of Shares of Restricted Stock (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Joshua E. Comstock	6/19/2012	155,787	29,583	18.89	3,269,800
Randall C. McMullen, Jr.	6/19/2012	89,705	17,034	18.89	1,882,800
Donald J. Gawick	6/19/2012	16,675	3,167	18.89	350,000
Theodore R. Moore	6/19/2012	34,809	6,610	18.89	730,600
Michael McCoy	3/21/2012	—	40,000	18.76	492,904
	6/19/2012	10,005	1,900	18.89	210,000
Bretton W. Barrier(5)	6/19/2012	16,675	3,167	18.89	350,000

(1)	Each share of restricted stock reflected in this column was granted under the 2012 LTIP.
(2)	Each option award reflected in this column was granted under the 2012 LTIP, with the exception of the award to Mr. McCoy on March 21, 2012 which was granted under the 2010 Plan.
(3)	The exercise prices for each option award reflected in this column were based upon the fair market value of our Common Stock on the dates of grant, which reflects closing price of our Common Stock on the NYSE on the date of grant as required under the 2012 LTIP.
(4)	Amounts in this column represent the grant date fair value of each restricted stock award and each option award, computed in accordance with FASB ASC Topic 718. As more fully discussed within the Compensation Discussion and Analysis section above, these values do not necessarily reflect the value that each executive actually received during the applicable year, and actual values will not be determinable until the awards become vested and the executive exercises the award.
(5)	Mr. Barrier forfeited this award of options and restricted stock in its entirety effective as of his resignation on October 31, 2012.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

The employment agreements for Messrs. Comstock, McMullen, Gawick and Moore set forth the duties of each Named Executive Officer’s position with us. The employment agreements for Messrs. Comstock, McMullen and Moore each have a three-year initial term that extends from their respective effective date, with automatic one-year term extensions following expiration of the initial term or any subsequent one-year extension term, provided that neither party provides a notice of a non-renewal. The agreement for Mr. Gawick has a five year term that extends from its effective date, but does not provide for an automatic extension or renewal unless both parties mutually agree to a new term. All employment agreements set forth base salaries, annual bonus target ranges, and various other benefits such as health and welfare benefits and/or retirement opportunities. The employment agreements also provide that each Named Executive Officer shall be entitled to receive annual equity awards from our equity incentive plans, although the terms and conditions of such awards are to be determined by the Compensation Committee on an individual basis and governed by individual award agreements. For potential severance and change in control benefits that are provided within the employment agreements, see the “—Potential Payments upon Termination or Change in Control” section below.

Mr. Barrier’s Separation Agreement

In connection with Mr. Barrier’s resignation, we entered into a Separation and Release Agreement dated as of October 29, 2012 with Mr. Barrier (the “Separation Agreement”) whereby, among other things, Mr. Barrier’s employment agreement with the Company was terminated effective as of October 29, 2012, and was replaced and superseded in its entirety by the Separation Agreement. For a description of his severance payments and the treatment of his equity awards that were provided within the Separation Agreement, see the “—Potential Payments upon Termination or Change in Control” section below.

Equity Awards

On April 5, 2012, the Compensation Committee approved the 2012 LTIP which became effective following receipt of shareholder approval at our May 2012 annual meeting. Following adoption of the 2012 LTIP, the Compensation Committee elected to grant awards to our Named Executive Officers during 2012 under the 2012 LTIP instead of the 2010 Plan. During 2012, Mr. McCoy was the only Named Executive Officer who received an award under the 2010 Plan due solely to his hire prior to the effective date of the 2012 LTIP. The restricted stock and option awards issued under our 2012 LTIP are governed by individual award agreements. The restricted stock and option awards are subject to forfeiture prior to vesting. Vesting occurs in three equal installments on each of the first three anniversaries of the grant date, provided that a Named Executive Officer remains continuously employed. Subject to certain conditions, vesting for the restricted stock and option awards will accelerate upon qualifying terminations of employment, as described in greater detail below in the section “—Potential Payments Upon Termination or Change in Control.” Each option award was granted with a ten year expiration date, measured from the grant date for the awards.

Percentage of Salary and Bonus in Comparison to Total Compensation

The amount of salary and bonus that each of the Named Executive Officers received for 2012 in relation to their respective total compensation package for 2012 is as follows:

Name	Salary & Bonus as Percentage of Total Compensation
Joshua E. Comstock	39%
Randall C. McMullen, Jr.	43%
Donald J. Gawick(1)	53%
Theodore R. Moore	44%
Michael McCoy(2)	30%
Bretton W. Barrier(3)	14%

(1)	Mr. Gawick joined us on June 7, 2012, thus the salary amount reported for Mr. Gawick for purposes of this calculation reflects amounts earned from his date of hire to December 31, 2012.
(2)	Mr. McCoy joined us on April 9, 2012, thus the salary amount reported for Mr. McCoy for purposes of this calculation reflects amounts earned from his date of hire to December 31, 2012.
(3)	Mr. Barrier resigned from his position as Chief Operating Officer effective as of October 31, 2012, thus the salary amount reported for Mr. Barrier for purposes of this calculation reflect amounts earned from January 1, 2012 through October 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the option and stock award holdings by the Named Executive Officers as of December 31, 2012. This table includes unexercised options that were vested as of December 31, 2012, as well as unvested options. The vesting dates for each award are shown in the accompanying footnotes.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(8)	Market Value of Shares of Stock That Have Not Vested ($)(9)
Joshua E. Comstock	525,000	(1)	—		1.43	11/01/2016	155,787	3,340,073
	105,000	(1)			1.43	11/11/2018
	17,500	(1)			10.00	12/23/2020
	1,108,312	(2)	554,156	(2)	10.00	12/23/2020
	91,667	(3)	183,333	(3)	29.00	7/28/2021
	—		29,583	(4)	18.89	6/19/2022

Randall C. McMullen, Jr.	87,500	(1)	—		1.43	11/01/2016	89,705	1,923,275
	161,000	(1)	—		1.43	11/11/2018
	17,500	(1)	—		10.00	12/23/2020
	791,652	(2)	395,825	(2)	10.00	12/23/2020
	66,667	(3)	133,333	(3)	29.00	7/28/2021
			17,034	(4)	18.89	6/19/2022

Donald J. Gawick	—		3,167	(4)	18.89	6/19/2022	16,675	357,512

Theodore R. Moore	13,334	(5)	26,666	(5)	10.00	2/01/2021	34,809	746,305
	33,334	(3)	66,666	(3)	29.00	7/28/2021
	—		6,610	(4)	18.89	6/19/2022

Michael McCoy	—		40,000	(6)	18.76	3/21/2022	10,005	214,507
	—		1,900	(4)	18.89	6/19/2022

Bretton W. Barrier(7)	157,500	(1)	—		1.43	6/30/2013	N/A	N/A
	320,000		—		10.00	6/30/2013
	33,334		—		29.00	6/30/2013

(1)	Each of these options were granted from the 2006 Plan and became fully vested on December 23, 2010.
(2)	Each of these options were granted from the 2010 Plan on December 23, 2010 and will vest in equal one third installments on each of December 23, 2011, December 23, 2012 and December 23, 2013.
(3)	Each of these options were granted from the 2010 Plan and will vest in equal installments on each of July 28, 2012, July 28, 2013 and July 28, 2014.
(4)	Each of these options were granted from the 2012 LTIP and will vest in equal installments on each of June 19, 2013, June 19, 2014, and June 19, 2015.

(5)	Each of these options were granted from the 2010 Plan and will vest in equal installments on each of February 1, 2012, February 1, 2013 and February 1, 2014.
(6)	Each of these options were granted from the 2010 Plan and will vest in equal installments on each of March 21, 2013, March 21, 2014, and March 21, 2015.
(7)	Pursuant to the terms and conditions of the Separation Agreement, among other things, (a) the unvested portion of the options to acquire shares of common stock granted to Mr. Barrier pursuant to the 2010 Plan and that certain Nonqualified Option Award Agreement dated December 23, 2010 became fully vested and exercisable as of October 31, 2012 and (b) all vested options held by Mr. Barrier as of October 31, 2012 will remain outstanding and exercisable through June 30, 2013. The restricted stock granted to Mr. Barrier during the 2012 year was forfeited, thus he did not hold any outstanding restricted stock awards as of December 31, 2012.
(8)	Each of the restricted stock awards in this column will vest in three equal annual installments, on each of June 19, 2013, June 19, 2014 and June 19, 2015.
(9)	The market value of the restricted stock was calculated by multiplying the applicable number of restricted stock awards outstanding as of December 31, 2012 by $21.44, which was the closing price of our common stock on December 31, 2012.

Option Exercises and Stock Vested in the 2012 Fiscal Year

The following table presents information regarding the exercise of options by Named Executive Officers during 2012.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Joshua E. Comstock	—	—
Randall C. McMullen, Jr.	—	—
Donald J. Gawick	—	—
Theodore R. Moore	—	—
Michael McCoy	—	—
Bretton W. Barrier	154,991	$1,642,142

Pension Benefits

While we provide our employees with the 401(k) Plan, we do not currently maintain a defined benefit pension plan. Please read “Compensation Discussion and Analysis-Components of 2012 Executive Compensation Program-Other Benefits.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees at this time.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The employment agreements between us and Messrs. Comstock, McMullen, Gawick and Moore contain certain severance provisions. We believe that severance provisions should be included in employment agreements as a means of attracting and retaining executives and to provide replacement income if their employment is terminated because of a termination that may be beyond the executive’s control, except in certain circumstances such as when there is cause.

If we terminate Messrs. Comstock, McMullen or Moore’s employment for cause, or if such an executive resigns without good reason, then that executive will be paid (1) (a) that executive’s base salary earned through the date of termination and (b) any accrued but unpaid vacation pay due to the executive ((a) and (b) together, the “Accrued Obligations”) and (2) unreimbursed expenses. If we terminate Mr. Gawick’s employment for cause, or if he resigns for any reason, then he will be paid the Accrued Obligations.

If Messrs. Comstock, McMullen or Moore’s employment is terminated by the executive for (i) good reason, (ii) by us other than for cause other than because of death or disability, or (iii) because we choose not to renew the executive’s employment agreement (in each case, other than during a change in control period), then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted stock awarded to the executive under any plan, (5) for Messrs. Comstock or McMullen, salary continuation severance payments based on the executive’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the executive’s employment agreement and (b) one year from the date of termination (but no longer than two years from the date of termination in any event), and for Mr. Moore salary continuation severance payments based on his base salary in effect on the date of termination continuing for 90 days from the date of termination and (6) a lump-sum payment of an amount equal to all Consolidated Omnibus Budget Reconciliation Act “COBRA”), premiums that would be payable during the period described for each executive in (5). Notwithstanding (5) in the prior sentence, if the termination occurs because we choose not to renew the executive’s employment agreement then the period in (5) shall instead be 12 months if the term of the employment agreement ends on the third anniversary of the effective date of the employment agreement, six months if the term of the agreement ends on the fourth anniversary of the effective date of the employment agreement, and three months (or such longer time as may be provided under our severance policies generally) if the term of the employment agreement ends on or after the fifth anniversary of the effective date of the employment agreement. Our obligation to pay the executive items (3) through (6) of this paragraph is subject to the executive’s execution of a release of claims against us within 50 days after the date of his termination of employment.

If Mr. Gawick’s employment is terminated by us other than for cause, he entitled to receive (1) payment of the Accrued Obligations, (2) a severance payment in an amount equal to 50% of his then-current base salary, payable during the six month period immediately following termination in accordance with our customary payroll practices and (3) all COBRA premiums for the twelve month period immediately following his termination. Our obligation to pay Mr. Gawick items (2) and (3) is subject to his execution of a release of claims against us within 21 days after the date of his termination of employment.

If Messrs. Comstock, McMullen or Moore’s employment is terminated by reason of death or disability, the employment agreements provide that the executive will be entitled to: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, and (4) the payment of any and all benefit obligations due to the Named Executive Officer or his estate (as the case may be) and which under the terms are available in the event of death or disability. If Mr. Gawick’s employment is terminated by reason of disability, then he will be entitled to payment of his base salary earned through the date on which he is first eligible to receive payment of disability benefits in lieu of base salary under the Company’s employee benefit plans (if any) as then in effect and all accrued but unused vacation pay. If Mr. Gawick’s employment is terminated by reason of death, then his estate or legal representative will be entitled to payment of the Accrued Obligations.

If Messrs. Comstock, McMullen or Moore chooses not to renew his employment agreement, then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, and (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination.

If, during the two years following a change in control (as defined in the Named Executive Officers’ employment agreements), we terminate Messrs. Comstock, McMullen or Moore’s employment without cause, such executive resigns for good reason, or we choose not to renew the executive’s employment agreement, then the Named Executive Officer will be entitled to receive: (1) payment of the Accrued Obligations and any unreimbursed expenses, (2) any unpaid bonuses owed to the executive for a completed calendar year that have yet to be paid, (3) if the executive’s termination is after June 30, then a pro-rata payment of his annual bonus for the year of his termination, (4) immediate vesting of all unvested options and restricted stock awarded to the executive under any plan, (5) salary continuation severance payments based on the executive’s base salary in effect on the date of termination continuing for the longer of (a) the remainder of the term of the executive’s employment agreement and (b) two years from the date of termination, payable in six equal monthly installments and (6) a lump-sum payment of an amount equal to all COBRA premiums that would be payable during the period described in (5) in the third paragraph of this section for Messrs. Comstock and McMullen, and for a 90 day period for Mr. Moore. Our obligation to pay the executive items (3) through (6) of this paragraph is subject to the executive’s execution of a release of claims against us within 50 days after the date of his termination of employment.

If any portion of the payments under Messrs. Comstock’s, McMullen’s or Moore’s employment agreements would constitute “excess parachute payments” and would result in the imposition of an excise tax on the executive, then the payments made to such Named Executive Officer will either be (1) delivered in full or (2) reduced in accordance with the executive’s employment agreement until no portion of the payments are subject to an excise tax, whichever results in the receipt by such Named Executive Officer of the greatest benefit on an after-tax basis.

Pursuant to Messrs. Comstock’s, McMullen’s or Moore’s employment agreements, all payments of the Accrued Obligations and unreimbursed expenses would be paid to such Named Executive Officer within 30 days after the date of the executive’s termination of employment so long as (1) the Named Executive Officer signs a release on or before the 50th day following the executive’s termination of employment and (2) the Named Executive Officer complies with the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the executive’s employment agreement, all salary continuation payments will begin, and all lump-sum COBRA payments will be made, on the 60th day following the executive’s termination of employment. In general, breach by a Named Executive Officer of the confidentiality, noncompetition, non-disclosure, and non-solicitation provisions of the executive’s employment agreement may result in (a) the termination of severance payments to the executive at our Board’s discretion and (b) if a court finds that the executive has breached the employment agreement in this way, the repayment by the executive of all severance payments previously made.

Pursuant to Messrs. Comstock’s, McMullen’s or Moore’s employment agreements, all payments of deferred compensation paid upon a termination of employment will be paid on the second day following the sixth month after the Named Executive Officer’s termination of employment if so required by Section 409A of the Code.

Separation Agreement with Mr. Barrier

Mr. Barrier resigned prior to the end of the 2012 fiscal year. Mr. Barrier’s resignation was not tendered in connection with any disagreement with the Company on any matter relating to our operations, policies or practices. In connection with Mr. Barrier’s resignation, we entered into a Separation and Release Agreement dated as of October 29, 2012 with Mr. Barrier (the “Separation Agreement”) whereby, among other things, Mr. Barrier’s employment agreement with the Company was terminated effective as of October 29, 2012, and was replaced and superseded in its entirety by the Separation Agreement. Pursuant to the terms and conditions of the Separation Agreement, Mr. Barrier received a lump sum cash payment of $444,045, which consisted of (i) $291,667, representing a pro rata portion of our annual cash bonus program for the 2012 calendar year; plus (ii) $146,712, equaling Mr. Barrier’s base salary for the period beginning on November 1, 2012 and ending on March 31, 2013; plus (iii) $5,666 representing five times the Company’s share of the monthly cost to provide medical benefits to Mr. Barrier and his eligible dependents as a subsidized COBRA coverage. Additionally,

(a) the unvested portion of the options to acquire shares of common stock granted to Mr. Barrier pursuant to the 2010 Plan and that certain Nonqualified Stock Option Award Agreement dated December 23, 2010 became fully vested and exercisable as of October 31, 2012 and (b) all vested options held by Mr. Barrier as of October 31, 2012 will remain outstanding and exercisable through June 30, 2013. All unvested options and shares of restricted stock held by Mr. Barrier as of October 31, 2012 were forfeited. The payments and benefits provided to Mr. Barrier pursuant to the Separation Agreement are in lieu of any other compensation whatsoever, and other than as expressly set forth in the Separation Agreement, no other severance or termination benefits were paid to Mr. Barrier as a result of his resignation or the termination of his employment agreement. The Separation Agreement also includes a customary release by Mr. Barrier of claims against us and our affiliates and a mutual commitment by the parties not to disparage each other. Additionally, Mr. Barrier is prohibited from at any time disclosing our confidential information and for a period of two years following October 31, 2012, he is prohibited from engaging in any competitive activity or soliciting any of our customers or employees.

Restricted Stock and Option Agreements

We have two forms of restricted stock and option agreements for awards under the 2012 LTIP to our Named Executive Officers. The two forms for each type of award are substantially similar except that one form takes into account that the Named Executive Officer is also a party to an employment agreement with the Company (i.e. this form is used for Messrs. Comstock, McMullen, Gawick and Moore and was used for Mr. Barrier). For those Named Executive Officers who are party to an employment agreement with the Company, to the extent that the employment agreement includes provisions that govern the treatment of options in the case of a termination of service or a change of control, or otherwise, the provisions of the employment agreement will similarly govern the treatment of equity granted under the 2012 LTIP, to the extent applicable. To the extent the employment agreement does not include such provisions, the provisions of each applicable award agreement will govern.

The form of restricted stock award agreement for executives without an employment agreement provide that in the event the Named Executive Officer’s employment is terminated other than by reason of the Named Executive Officer’s death or disability, except as may be set forth in the Named Executive Officer’s employment agreement or as otherwise determined by the Compensation Committee, the restricted stock that remains unvested at the time of termination will be cancelled and forfeited. If the Named Executive Officer’s employment is terminated by reason of death or disability, the restricted stock will immediately vest (and all transfer restrictions will lapse) with respect to those shares of restricted stock that would have vested on the next applicable vesting date. Beginning at the time of grant, the Named Executive Officer will generally enjoy the rights of a stockholder with respect to the shares of restricted stock, except that any dividends paid will be subject to the same vesting and transfer restrictions as the underlying shares of restricted stock.

The form of option award agreement for executives without an employment agreement provide that in the event the Named Executive Officer is terminated (other than by reason of the Named Executive Officer’s death or disability), and except as may be provided in such Named Executive Officer’s employment agreement, or as otherwise determined by the Compensation Committee, the portion of the option that was not previously vested will be cancelled and forfeited. If the Named Executive Officer’s employment is terminated by reason of death or disability, the portion of the option that would have vested on the next applicable vesting date will immediately become vested and exercisable. The Named Executive Officer may exercise the vested portion of his option at any time while the Named Executive Officer remains an employee of the Company, and, generally, for 90 days following his termination of employment. If the Named Executive Officer’s employment is terminated by the Company for Cause (as defined in the 2012 LTIP or the Named Executive Officer’s employment agreement, as applicable), the option award will be forfeited in its entirety, including any vested and unvested portions. If the Named Executive Officer’s employment is terminated by reason of disability, the vested portion of the option remains exercisable until the first to occur of (1) one year after the date of the termination of employment or (2) the date the option otherwise would have expired. If the Named Executive Officer’s employment is terminated by reason of death, the vested portion of the option remains exercisable for one year after the date of death, regardless of the date the option otherwise would have expired.

Both forms of restricted stock and option award agreements also include certain restrictive covenants which prohibit the Named Executive Officer from, among other things, at any time disclosing confidential Company information, except as may be permitted by us, making disparaging comments about us, or transferring the option / restricted stock, except in limited circumstances. In addition, the Named Executive Officer is prohibited from engaging in any competitive activity or soliciting any of our customers or employees during the period of the Named Executive Officer’s employment or within two years following the termination of his employment. If the Named Executive Officer violates these restrictive covenants, or if the Named Executive Officer is terminated for cause, we may, by written notice to the Named Executive Officer, terminate the outstanding option. In addition, if the violation occurs during the period of the Named Executive Officer’s employment or within two years following termination of his employment, we may also recover from the Named Executive Officer, as applicable, (i) any income he received as a result of exercising his options in the previous two years, as well as subsequent earnings if the underlying shares have since been sold or (ii) the fair market value of restricted stock still held by the Named Executive Officer on which the transfer restrictions lapsed during the previous two years, as well as subsequent earnings if the shares have since been sold.

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our Named Executive Officers (other than Mr. McCoy) could be expected to receive under the terms of their respective employment agreements upon a termination or a change in control, assuming that such an event occurred on December 31, 2012. Mr. McCoy is not a party to an employment agreement, although pursuant to the terms of his restricted stock and option award agreements, he would have received approximately $108,854 in accelerated equity ($71,502 with respect to restricted stock and $37,352 with respect to the acceleration of stock options) if his employment had been terminated due to death or disability on December 31, 2012.

These amounts cannot be determined with any certainty outside of the occurrence of an actual termination or change in control event, and we have assumed that our Common Stock’s value of $21.44 per share on December 31, 2012 would be the value of any accelerated equity upon such a hypothetical termination or change in control event. Due to the fact that certain outstanding options held by our Named Executive Officers have exercise prices above $21.44, the table below only shows the hypothetical value that each individual would have received in connection with the acceleration of the option awards that were both unvested and had exercise prices of less than $21.44 on December 31, 2012. We have also assumed for purposes of the table below that all Accrued Obligations and other similar expenses were paid current as of December 31, 2012. Any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time a change in control actually occurs and/or the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.” However, because Mr. Barrier actually resigned in 2012, the amounts and disclosures below for Mr. Barrier reflect the amounts actually paid.

Name and Principal Position	Termination by Executive Other Than for Good Reason ($)	Without Cause or Good Reason Termination, or Non- Renewal, Outside of a Change in Control(1)($)		Without Cause or Good Reason Termination, or Non- Renewal, in Connection with Change in Control ($)	Termination Due to Death or Disability ($)
Joshua E. Comstock Chairman, President, and Chief Executive Officer
Salary and Bonus	—	2,175,500		2,900,500	1,450,500
Continued Medical	—	15,027		15,027	—
Accelerated Equity	—	9,755,054		9,755,054	6,339,545

Total		11,945,581		12,670,581	7,790,045

Randall C. McMullen, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Director
Salary and Bonus	—	1,425,500		1,900,500	950,500
Continued Medical	—	15,027		15,027	—
Accelerated Equity	—	6,494,950		6,494,950	4,528,238

Total		7,935,477		8,410,477	5,478,738

Theodore R. Moore Vice President, General Counsel and Corporate Secretary
Salary and Bonus	—	375,500	(2)	900,500	300,500
Continued Medical	—	3,757		3,757	—
Accelerated Equity	—	1,068,219		1,068,219	152,530

Total		1,447,476		1,972,476	453,030

Bretton W. Barrier Chief Operating Officer
Salary and Bonus	438,379	—		—	—
Continued Medical	5,666	—		—	—
Accelerated Equity	2,970,271	—		—	—

	3,414,316	—		—	—

Name and Principal Position	Without Cause Termination ($)	Termination Due to Disability ($)
Donald J. Gawick Chief Operating Officer
Salary and Bonus	165,000	82,500	(3)
Continued Medical	9,656	—
Accelerated Equity	—	121,878

Total	174,656	204,378

(1)	Amounts reflected in the “Salary and Bonus” line of this column were calculated by using the base salary of each executive officer on December 31, 2012, and the full amount of the bonus that each of the executives received for 2012 pursuant to his employment agreement, due to the fact that a termination on the last day of the year would not have resulted in a pro-rata bonus but rather a bonus for the entire 2012 year.
(2)	The amount shown is the amount of bonus and 90-day salary continuation Mr. Moore would receive if, other than in a change in control period, he terminates his employment for good reason or if we terminate his employment without cause and other than because of death or disability on December 31, 2012. If Mr. Moore’s employment terminated on December 31, 2012, outside of a change in control period because we choose not to renew his employment agreement, then the salary continuation payments would instead continue for 12 months, and the amount of bonus and salary continuation that Mr. Moore would receive would be $600,500.
(3)	As discussed above, if Mr. Gawick is terminated due to disability, he would be entitled to payment of base salary through the date he is first eligible to receive long term disability benefits in lieu of base salary under our benefit plans as then in effect.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is comprised of cash and stock-based equity compensation. The employee-directors, Messrs. Comstock and McMullen, do not receive additional compensation for their services as directors. All compensation that Messrs. Comstock and McMullen received for their services to us during 2012 as employees has been described under the heading “Compensation Discussion and Analysis” and “Executive Compensation.”

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company. With the assistance of PM&P, independent compensation consultants, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of companies in our compensation peer group as well as against the practices of public company boards generally. The Compensation Committee requested information from PM&P regarding the compensation provided to non-executive directors at our peer companies with respect to both 2011 and 2012 and produced year-end compensation reports for the Compensation Committee in December 2011 and December 2012, respectively. The Compensation Committee utilized PM&P’s most current report at the applicable time when making certain compensation decisions for our non-executive directors for the 2012 and 2013 years. Based on the findings that PM&P submitted, the Compensation Committee determined that certain modifications to the director compensation program were appropriate for 2012 but determined that no changes were necessary for 2013.

Beginning in 2012, cash compensation paid to our non-employee directors consists of an annual retainer of $50,000, a fee of $1,500 per board meeting attended in person or telephonically, and a fee of $1,500 per committee meeting attended in person or telephonically if held on a day different than the day of a full Board meeting. Non-employee directors also receive cash compensation for serving as the chair of the committees: our Audit Committee chairman receives an annual fee of $15,000, while our Nominating & Governance Committee chairman and our Compensation Committee chairman each receive an annual fee of $10,000. During 2012, Mr. Roemer served as the chairman of our Audit Committee, Mr. Benson served as the chairman of our Nominating & Governance Committee, and Mr. Wommack served as the chairman of our Compensation Committee. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings.

Stock based equity awards are granted to our non-employee directors on an annual basis. Annual equity awards are targeted at $120,000 and will be granted in the form of options, restricted stock, or some combination of both. The Compensation Committee will determine the schedule by which any such award will vest and whether any other applicable transfer restrictions are appropriate. During 2012, the non-employee directors each received restricted stock awards that were subject to a six month vesting requirement, and restriction on sale and transfer that will lift in equal one-third installments on each of the first, second and third anniversaries of the grant date, with automatic accelerated vesting upon the resignation or non-election of such director to the Board.

We maintain non-employee director stock ownership guidelines that require each of our non-employee directors to maintain stock ownership in our Company with a value of at least 1.5 times the notional value of our Company’s annual equity grant to non-employee directors. Please see “Information about Our Board and Its Committees—Board Governance—Directors’ Compensation Policy and Stock Ownership Guidelines” for additional information. To count towards this 1.5 times the notional value requirement, non-employee directors must own stock free and clear, with unexercised options and unvested restricted stock not counted. Non-employee directors are given five years to meet this requirement. In addition, once a non-employee director has met the requirement, if the value of the stock held by such non-employee director falls below the required ownership level due to a decrease in the trading price of our stock, such non-employee director shall have two years to remedy such shortfall.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded to each of our directors in 2012.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Darren M. Friedman	63,500	120,000	—	183,500
James P. Benson	73,500	120,000	—	193,500
Michael Roemer	80,000	120,000	—	200,000
H. H. “Tripp” Wommack, III	75,000	120,000	—	195,000
C. James Stewart, III	59,000	120,000	—	179,000

(1)	Each share of restricted stock reflected in this column was granted under the 2012 LTIP. The grant date fair value of each share of restricted stock is based on the closing price of our Common Stock on the NYSE on the date of grant, in accordance with FASB ASC Topic 718. Please read Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC for a discussion of the assumptions used in determining the grant date fair value of our equity awards. As of December 31, 2012, each non-employee director held 6,353 shares of restricted stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors (the “Board”) of C&J Energy Services, Inc. (“C&J”) to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of C&J’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of C&J’s independent registered public accounting firm; (3) the effectiveness and performance of C&J’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.

Management is responsible for the preparation of C&J’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. UHY LLP, the independent registered public accounting firm, is responsible for performing an independent audit of C&J’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of C&J for the year ended December 31, 2012. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of C&J be included in its Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted by the Audit Committee of the Board,

Michael Roemer (Chairman)

Darren M. Friedman

H. H. Wommack, III

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 1—Election of Directors

General

Our directors are elected annually and serve one-year terms or until their death, resignation or removal. Each of our directors is standing for re-election except Mr. James P. Benson, who has chosen not to stand for re-election upon expiration of his term at the Annual Meeting for personal reasons.

Accordingly, based on the recommendations from our Nominating & Governance Committee, our Board has nominated Messrs. Joshua E. Comstock, Randall C. McMullen, Jr., Darren M. Friedman, Michael Roemer, H. H. “Tripp” Wommack, III and C. James Stewart, III and Ms. Adrianna Ma for election as directors to serve until the 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. The Nominating & Governance Committee proposed, and the Board approved, Ms. Ma to replace the director position vacated by Mr. Benson. Ms. Ma is included in the slate of nominees for election as directors listed below.

Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. Stockholders may not cumulate their votes in the election of our directors.

Set forth below is background information with respect to our current directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. There are no family relationships among any of our directors or executive officers. See “Stock Ownership Information-Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our current directors and director nominees, the year they first became a director and the positions they hold with the Company as of April 5, 2013:

Director Nominees	Position and Offices	Director Since	Age
Joshua E. Comstock	Chairman and Chief Executive Officer	May 1997	43
Randall C. McMullen, Jr.	President, Chief Financial Officer, Treasurer and Director	August 2005	37
Darren M. Friedman	Director	December 2010	44
James P. Benson(1)	Director	October 2006	53
Michael Roemer	Director	December 2010	54
H. H. “Tripp” Wommack, III	Director	December 2010	57
C. James Stewart, III	Director	December 2010	65
Adrianna Ma(1)	Non-Incumbent Director	N/A	39

(1)	Mr. Benson has informed the Board that he has chosen not to stand for re-election upon expiration of his term at the Annual Meeting for personal reasons. The Nominating & Governance Committee proposed, and the Board approved, Ms. Ma to replace the director position vacated by Mr. Benson.

Our Board believes that each director and director nominee is highly qualified to serve as a member of our Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies

Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.

Joshua E. Comstock

Mr. Comstock has served as our Chief Executive Officer and as one of our directors since he founded C&J in 1997; he was elected Chairman of the Board in February 2011. From December 2010 through October 2012, Mr. Comstock also held the position of President, before passing it to Mr. McMullen, our Chief Financial Officer. Prior to starting C&J, Mr. Comstock worked for J4 Oilfield Service, a test pump services company, where his primary responsibility was working in natural gas production as a service contractor for Exxon. Mr. Comstock began his career working as a foreman on several specialized natural gas pipeline construction projects. Through this experience, he gained extensive knowledge and understanding of the oil services industry.

As a founder of our company, Mr. Comstock is one of the driving forces behind our success to date. Over the course of our history, Mr. Comstock has successfully grown our Company through his management and business skills and we believe that he is a valuable asset to our Board. Moreover, we believe that Mr. Comstock’s vital role in the founding and history of our Company, extensive experience in the oil services industry and proven leadership and business skills support the conclusion that he is the appropriate person to serve as Chairman of our Board.

Randall C. McMullen, Jr.

Mr. McMullen has served as our President since October 2012, and as our Chief Financial Officer and Treasurer and a member of our Board of Directors since joining us in August 2005. Prior to C&J, Mr. McMullen held various positions with Credit Suisse First Boston, the GulfStar Group and Growth Capital Partners. Mr. McMullen graduated magna cum laude from Texas A&M University with a B.B.A. in Finance.

During Mr. McMullen’s tenure with us, we have grown rapidly. Mr. McMullen’s financial and investment banking expertise have been invaluable to us in our efforts to continue our growth through raising additional capital, and he is also extensively involved in our operations. We believe that Mr. McMullen’s important role in the history and management of our Company and his leadership and business skills, including his current position as our President and Chief Financial Officer, support the conclusion that he should serve as one of our directors.

Darren M. Friedman	Mr. Friedman has served as one of our directors since December 2010. Mr. Friedman is a Partner of StepStone Group LLC, a global private equity firm that focuses on private equity partnership, direct equity and debt investments. Prior to joining StepStone in October 2010, Mr. Friedman was a Managing Partner of Citi Private Equity, where he worked from May 2001 to September 2010, managing over $10 billion of capital across three private equity investing activities. Mr. Friedman sits or has sat on the board of directors or advisory boards of several portfolio companies, funds and a number of investment committees. Mr. Friedman currently serves on the board of directors of ServiceMaster Global Holdings, Educate Inc., Educate Online Inc. and Laureate Education, Inc. and Padi Worldwide. Prior to joining Citi Private Equity, Mr. Friedman worked in the Investment Banking division at Salomon Smith Barney. Mr. Friedman received a B.S. in Finance from the University of Illinois and a M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Friedman brings extensive business, financial and banking expertise to our Board from his background in investment banking and private equity fund management. Mr. Friedman also brings extensive prior board service experience to our Board from his service on numerous other board of directors/limited partnership advisory boards. We believe that Mr. Friedman’s extensive board and financial experience and proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Michael Roemer

Mr. Roemer has served as one of our directors since December 2010. Mr. Roemer previously served as the Chief Financial Officer of Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW in January 2012, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as Vice President of Flackman, Goodman & Potter, P.A., a certified public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed CPA with over 30 years of experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer received his B.S. in Accounting from the University of Rhode Island.

Mr. Roemer was selected to serve as a director because of his extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his subsequent experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters.

H.H. “Tripp” Wommack, III	Mr. Wommack has served as one of our directors since December 2010. Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Saber Oil and Gas Ventures, LLC, an oil and gas company that focuses on acquisition and exploitation efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since August 2008. Mr. Wommack also serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993, and as the Chairman of Globe Energy Services, LLC, an energy services company in the Permian Basin, a position he has held since May 2011. Prior to his current positions, Mr. Wommack was Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004 and Saber Resources from July 2004 until August 2008. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack graduated with a B.A. from the University of North Carolina, ChappelHill, and earned a J.D. from the University of Texas.

Mr. Wommack was selected to serve as a director because of his extensive executive-level management experience and proven leadership and business capabilities in the oil and gas industry. Additionally, Mr. Wommack’s knowledge and experience from serving as chairman and chief executive officer of a company that went through an initial public offering adds a unique and valuable perspective to us as a newly public company.

C. James Stewart III

Mr. Stewart has served as one of our directors since December 2010. Since 2003, Mr. Stewart has served as the President and Chairman of Stewart & Sons Holding, which is his wholly owned holding company for his family businesses, including Supreme Electrical Services, Inc. (d.b.a. Lime Instruments) and Surefire. Mr. Stewart has served as the Chairman of Lime, a manufacturer of electrical/digital control systems for well servicing equipment and a provider of electrical services for drilling rigs, since its inception in September 2006. Since its inception in October 2010, Mr. Stewart has also served as the Chairman of Surefire, a joint venture company involved in the manufacturing of well servicing equipment for the oilfield services industry. From 1972 to 2003, Mr. Stewart worked at Stewart & Stevenson, a manufacturer of equipment used in the oilfield services industry, in multiple capacities, including serving as Executive Vice President and Director from 1999 to 2003. Mr. Stewart received a B.S. from Texas Christian University.

The Board selected Mr. Stewart to serve as a director because of his leadership and management ability, extensive knowledge of the oil and gas industry and his many years of business and marketing experience at a large oil field services company.

Adrianna Ma

Ms. Ma is a Managing Director at General Atlantic (“GA”), where she has worked since 2005. Ms. Ma is currently leading GA’s global Business Services sector team, including energy and agriculture, retail, telecom, manufacturing and education. She is currently a director of Gavilon Holdings, LLC and is an observer of Tory Burch LLC. Ms. Ma is involved with a number of educational and not-for-profit organizations. Since 2000, she has been a member of the MIT Educational Council. She is a member of the 2012 class of Henry Crown Fellows at the Aspen Institute. Prior to joining GA, Ms. Ma worked at Morgan Stanley as an investment banker in the Mergers, Acquisitions and Restructuring Department. Previously, she was a project manager at the Network Server Division of Hewlett-Packard Company. Ms. Ma received her B.S. in Electrical Engineering and Sciences and M.E. in Electrical Engineering and Computer Science from MIT and an M.B.A. from Harvard Business School.

The Board nominated Ms. Ma to serve as a director because of her vast financial and banking experience, knowledge of the oil and gas industry, and relationships with chief executives and other senior management at oil and gas companies and oilfield service companies throughout the world, all of which brings a unique and valuable experience to the Board.

The biography for Mr. Benson, who is currently on our Board but whose term of office will not continue after the Annual Meeting, is set forth below.

James P. Benson

Mr. Benson has served as one of our directors since October 2006. Mr. Benson is a founding shareholder and a Managing Partner of Energy Spectrum, which manages private equity through institutional partnerships styled as Energy Spectrum Partners and Energy Trust Partners, and also manages a Financial Advisory business focused on energy mergers and acquisitions and institutional financings named Energy Spectrum Advisors, Inc. Energy Spectrum was established in 1996. Prior to Energy Spectrum, Mr. Benson was a Managing Director of Reid Investments, Inc., a private investment banking firm focused on energy mergers and acquisitions and financial advisory services, joining the firm in mid-1987. He started his career at InterFirst Bank Dallas, and was a credit officer focused on energy lending and energy work-outs. Mr. Benson currently serves on the board of directors of several privately held companies related to Energy Spectrum. Mr. Benson graduated from the University of Kansas with a B.S. in Finance and earned his M.B.A. with a concentration in Finance from Texas Christian University.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR NOTED ABOVE.

Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to provide an advisory stockholder vote to approve the compensation of our Named Executive Officers, as such compensation is disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” This advisory vote is not intended to address any specific item of compensation, but rather our overall compensation principles, policies and practices, and the compensation of our Named Executive Officers for fiscal year 2012. In response to last year’s advisory vote on the frequency of the advisory vote on executive compensation, we will provide this advisory vote on executive compensation on an annual basis.

As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes that our Named Executive Officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our stockholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage stockholders to read “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and accompanying narrative disclosures, in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of C&J Energy Services, Inc.’s Named Executive Officers, as disclosed in the Proxy Statement of C&J Energy Services, Inc.’s 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Compensation Discussion and Analysis,” “Executive Compensation” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding upon the Company, the Compensation Committee or our Board of Directors. However, because we value the views of our stockholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

OUR BOARD RECOMMENDS A VOTE “FOR”

THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 3—Ratification of the Appointment of UHY LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

General

The Audit Committee has appointed the firm of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. UHY LLP has served as our independent registered public accounting firm since December 17, 2010. Our stockholders are being asked to ratify this appointment at the Annual Meeting. A representative of UHY LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.

The ratification of our Audit Committee’s appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the holders of a majority of the votes of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of UHY LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders. The Audit Committee considers UHY LLP to be well qualified and recommends that the stockholders vote for ratification of this appointment.

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to UHY LLP for services related to the fiscal years ended December 31, 2011 and December 31, 2012. The firm of UHY LLP acts as our principle independent registered public accounting firm. In determining the independence of UHY LLP, our Audit Committee considered whether the provision of non-audit services is compatible with maintaining UHY LLP’s independence.

	2011	2012
Audit Fees	$368,562	$454,352
Audit Related Fees	104,368	49,464
Tax Fees	6,207	—
All Other Fees	—	—

Total	$479,137	$503,816

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities. Also included in audit fees are amounts incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm.

Audit Related Fees. Audit related fees consisted of amounts incurred for due diligence services as well as fees for employee benefit plan audits.

Tax Fees. Tax fees in 2011 consisted of tax preparation and compliance services. There were no tax fees in 2012.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee considers whether the provision of these services is compatible with maintaining UHY LLP’s independence, and has determined the services provided by UHY LLP during fiscal years 2011 and 2012 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2011 and 2012.

In 2011, our Audit Committee adopted a policy requiring pre-approval by our Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with this policy, our Audit Committee has given its annual approval for the provision of audit services by UHY LLP through December 31, 2013. Additionally, on February 11, 2013, in accordance with this policy, the Audit Committee gave approval until February 11, 2014 for the provision by UHY LLP of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent registered public accounting firm not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, requires special pre-approval by our Audit Committee. In certain circumstances and for certain services, our Audit Committee delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to the Chairman of our Audit Committee. However, our Audit Committee does not under any circumstance delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

UHY LLP does not provide any internal audit services to us.

OUR BOARD RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF UHY LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2014 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. No stockholder proposal was received for inclusion in this Proxy Statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder of record at the time the notice was provided, who is entitled to vote at the meeting and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2014 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2013 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2014 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 20, 2014 and no later than February 19, 2014 (provided, however, that in the event that the date of the 2014 Annual Meeting is more than 30 days before or more than 70 days after May 20, 2013, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2014 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting is first made by us).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 3, 2014, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 3, 2014 and the matter nonetheless is permitted to be presented at the 2014 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting. However, if we fail to make such an announcement, a stockholder’s notice regarding the nominees for the new positions created by the increase will be considered timely if it is delivered to our Corporate Secretary not later than the close of business on the 10th day following the day on which the public announcement is first made.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the text of the proposal or business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. Finally, if a stockholder provides notice for either event described above, the notice must also include the following information in addition to any other information required by Rule 14a-8:

•	the name and address of the stockholder as it appears on our books;

•	the name and address of the beneficial owner, if any, as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner;

•

description of any agreement with respect to the nomination or proposal among such stockholder and/or such beneficial owner and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

•

a description of any agreement by such stockholder and such beneficial owners the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to our stock;

•	a representation that the stockholder is a holder of record entitled to vote and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner intends (1) to deliver a proxy statement to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

2012 ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for copies should be directed to C&J Energy Services, Inc. 10375 Richmond Ave., Suite 1910, Houston, Texas, 77042, Attn: Corporate Secretary.

HOUSEHOLDING

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please contact our Corporate Secretary by mail at C&J Energy Services, Inc. 10375 Richmond Ave., Suite 1910, Houston, Texas, 77042, Attn: Corporate Secretary, by phone at 713-260-9986 or by email at Investors@cjenergy.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

C&J ENERGY SERVICES, INC. 10375 RICHMOND AVENUE SUITE 1910 HOUSTON, TX 77042	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2013. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON

If you would like to attend the Annual Meeting and vote in person, please review the requirements in the accompanying proxy statement. For directions to and a map of the Annual Meeting, visit the Investor Relations portion of the company’s website at www.cjenergy.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56186-P34450 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

C&J ENERGY SERVICES INC			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) Joshua E. Comstock	05) H.H.“Tripp” Wommack, III
	02) Randall C. McMullen, Jr.	06) C. James Stewart, III
	03) Darren M. Friedman	07) Adrianna Ma
04) Michael Roemer

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation							☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
3.	Ratification of the appointment of UHY LLP as the independent registered public accounting firm of C&J Energy Services, Inc. for the fiscal year ending December 31, 2013							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business that is properly presented at the Annual Meeting or any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the C&J Energy Services, Inc. Annual Meeting of Stockholders

to be held on May 20, 2013:

The Notice of the Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ending December 31, 2012 are available at www.proxyvote.com.

M56187-P34450

C&J ENERGY SERVICES, INC.

Annual Meeting of Stockholders

May 20, 2013 9:00 AM, CDT

This proxy is solicited by the Board of Directors

The undersigned stockholder of C&J Energy Services, Inc. hereby appoint(s) Joshua E. Comstock and Theodore R. Moore and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote all of the shares of common stock of C&J Energy Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT, on May 20, 2013, at the Westin Houston Memorial City, 945 Gessner Road, Houston, TX 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as presented on the reverse side. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side.